                                                                     EXHIBIT 4.1



                                  $750,000,000

                                CREDIT AGREEMENT

                                  dated as of

                               November 21, 1997

                                     among


                                 EQUIFAX INC.,
             And Certain Wholly Owned Subsidiaries of Equifax Inc.,


                            The Banks Listed Herein

                                      and

                              WACHOVIA BANK, N.A.,
                                    as Agent

                               TABLE OF CONTENTS

                                CREDIT AGREEMENT

                                                                 Page

ARTICLE I

        DEFINITIONS..............................................  1

SECTION 1.01. Definitions........................................  1

SECTION 1.02. Accounting Terms and Determinations................ 22

SECTION 1.03. References......................................... 22

SECTION 1.04. Use of Defined Terms............................... 22

SECTION 1.05. Terminology........................................ 23

ARTICLE II

        THE CREDITS.............................................. 23

SECTION 2.01. Commitments to Lend................................ 23

SECTION 2.02. Method of Borrowing................................ 25

SECTION 2.03. Money Market Loans................................. 28

SECTION 2.04. Notes.............................................. 33

SECTION 2.05. Maturity of Loans.................................. 34

SECTION 2.06. Interest Rates..................................... 34

SECTION 2.07. Fees............................................... 38

SECTION 2.08. Optional Termination or Reduction of Commitments... 38

SECTION 2.09. Mandatory Termination of Commitments............... 39

SECTION 2.10. Optional Prepayments............................... 39

SECTION 2.11. Mandatory Prepayments and Repayments............... 39

SECTION 2.12. General Provisions as to Payments.................. 40

SECTION 2.13. Computation of Interest and Fees................... 44

SECTION 2.14.  Election and Release of Borrowers................. 45

ARTICLE III

        CONDITIONS TO BORROWINGS................................. 45

SECTION 3.01. Conditions to First Borrowing...................... 45

SECTION 3.02. Conditions to All Borrowings....................... 48

ARTICLE IV

        REPRESENTATIONS AND WARRANTIES........................... 48

SECTION 4.01. Corporate Existence and Power...................... 48

SECTION 4.02. Corporate and Governmental Authorization; No
     Contravention............................................... 49

SECTION 4.03. Binding Effect..................................... 49

SECTION 4.04. Financial Information.............................. 49

SECTION 4.05. No Litigation...................................... 50

SECTION 4.06. Compliance with ERISA.............................. 50

SECTION 4.07. Compliance with Laws; Payment of Taxes............. 50

SECTION 4.08. Subsidiaries; Identification of Consolidated
     Subsidiaries................................................ 50

SECTION 4.09. Investment Company Act............................. 51

SECTION 4.10. Public Utility Holding Company Act................. 51

SECTION 4.11. Ownership of Property; Liens....................... 51

SECTION 4.12. No Default......................................... 51

SECTION 4.13. Full Disclosure.................................... 51

SECTION 4.14. Environmental Matters.............................. 52

SECTION 4.15. Capital Stock...................................... 52

SECTION 4.16. Margin Stock....................................... 53

SECTION 4.17. Insolvency......................................... 53

SECTION 4.18. Insurance.......................................... 53

ARTICLE V

        COVENANTS................................................ 54

SECTION 5.01. Information........................................ 54

SECTION 5.02. Inspection of Property, Books and Records.......... 56

SECTION 5.03. Maintenance of Existence........................... 57

SECTION 5.04. Dissolution........................................ 57

SECTION 5.05. Consolidations, Mergers and Sales of Assets........ 57

SECTION 5.06. Use of Proceeds.................................... 58

SECTION 5.07. Compliance with Laws; Payment of Taxes............. 59

SECTION 5.08. Insurance.......................................... 59

SECTION 5.09. Change in Fiscal Year.............................. 59

SECTION 5.10. Maintenance of Property............................ 59

SECTION 5.11. Environmental Notices.............................. 59

SECTION 5.12. Environmental Matters.............................. 60

SECTION 5.13. Environmental Release.............................. 60

SECTION 5.14. Transactions with Affiliates....................... 60

SECTION 5.15. Restricted Investments............................. 60

SECTION 5.16. Intentionally Deleted.............................. 60

SECTION 5.17. Debt of Consolidated Subsidiaries.................. 60

SECTION 5.18. Negative Pledge.................................... 61

SECTION 5.19. Interest Coverage Ratio............................ 63

SECTION 5.20. Ratio of Consolidated Funded Debt to Cash Flow..... 63

ARTICLE VI

        DEFAULTS................................................. 64

SECTION 6.01. Events of Default.................................. 64
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SECTION 6.02. Notice of Default.................................. 68

ARTICLE VII

        THE AGENT................................................ 68

SECTION 7.01. Appointment; Powers and Immunities................. 68

SECTION 7.02. Reliance by Agent.................................. 69

SECTION 7.03. Defaults........................................... 69

SECTION 7.04. Rights of Agent as a Bank.......................... 69

SECTION 7.05. Indemnification.................................... 70

SECTION 7.06  Consequential Damages.............................. 70

SECTION 7.07. Payee of Note Treated as Owner..................... 70

SECTION 7.08. Nonreliance on Agent and Other Banks............... 71

SECTION 7.09. Failure to Act..................................... 71

SECTION 7.10. Resignation or Removal of Agent.................... 71

ARTICLE VIII
        CHANGE IN CIRCUMSTANCES; COMPENSATION.................... 72

SECTION 8.01. Basis for Determining Interest Rate Inadequate or
     Unfair...................................................... 72

SECTION 8.02. Illegality......................................... 73

SECTION 8.03. Increased Cost and Reduced Return.................. 73

SECTION 8.04. Base Rate Loans or Other Fixed Rate Loans
 Substituted for Affected Fixed Rate Loans....................... 75

SECTION 8.05. Compensation....................................... 76

SECTION 8.06.  Failure to Pay in Foreign Currency................ 77

SECTION 8.07.  Judgment Currency................................. 77

SECTION 8.08.  Limitation on Certain Payment Obligations......... 78

ARTICLE IX

        MISCELLANEOUS............................................ 78

SECTION 9.01. Notices............................................ 78

SECTION 9.02. No Waivers......................................... 79

SECTION 9.03. Expenses; Documentary Taxes........................ 79

SECTION 9.04. Indemnification.................................... 79

SECTION 9.05  Setoff; Sharing of Setoffs......................... 80

SECTION 9.06. Amendments and Waivers............................. 81

SECTION 9.07. No Margin Stock Collateral......................... 82

SECTION 9.08. Successors and Assigns............................. 82

SECTION 9.09. Confidentiality.................................... 85

SECTION 9.10. Representation by Banks............................ 85

SECTION 9.11. Obligations Several................................ 85

SECTION 9.12. Georgia Law........................................ 86

SECTION 9.13. Severability....................................... 86

SECTION 9.14. Interest........................................... 86

SECTION 9.15. Interpretation..................................... 87

SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction...... 87

SECTION 9.17. Counterparts....................................... 88

SECTION 9.18. Source of Funds -- ERISA........................... 88

EXHIBIT A-1    Form of Syndicated Dollar Note

EXHIBIT A-2    Form of Swing Loan Note

EXHIBIT A-3    Form of Dollar Money Market Note

EXHIBIT A-4    Form of Syndicated Foreign Currency Note

EXHIBIT A-5    Form of Foreign Currency Money Market Note

EXHIBIT B      Form of Opinion of Counsel for the Borrower
---------

EXHIBIT C      Form of Opinion of Special Counsel for the Agent
---------

EXHIBIT D      Form of Assignment and Acceptance
---------

EXHIBIT E      Form of Notice of Borrowing
---------

EXHIBIT F      Form of Compliance Certificate
---------

EXHIBIT G      Form of Closing Certificate
---------

EXHIBIT H      Form of Money Market Quote Request
---------

EXHIBIT I      Form of Money Market Quote
---------

EXHIBIT J      Form of Parent Guaranty
---------

EXHIBIT K      Borrower Acknowledgment and Agreement
---------

EXHIBIT L      Borrower Notice of Withdrawal
---------

Schedule 4.06  Compliance with ERISA
-------------

Schedule 4.08  Subsidiaries
-------------

Schedule 4.14  Environmental Matters
-------------

Schedule 4.15  Capital Stock
-------------

Schedule 5.12  Hazardous Materials
-------------

Schedule 5.18  Existing Liens
-------------

                                CREDIT AGREEMENT


          THIS CREDIT AGREEMENT dated as of November 21, 1997, among EQUIFAX INC., its Wholly Owned Subsidiaries which become a party hereto from time to time, the BANKS listed on the signature pages hereof and WACHOVIA BANK, N.A., as Agent.

          The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. Definitions.  The terms as defined in this Section 1.01
                        -----------
shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

          "Accounts Management Assets and Liabilities" has the meaning set forth in the CSC Agreement.

          "Acquisition" means any acquisition of the stock in or a significant part of the assets of any Person, other than acquisition of supplies and raw materials in the ordinary course of business.

          "Adjusted IBOR Rate" has the meaning set forth in Section 2.06(e).

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

          "Affected Bank" has the meaning set forth in Section 8.03(d).

          "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

          "Agent's Letter Agreement" means that certain letter agreement, dated as of October 14, 1997, between the Parent and the Agent relating to the structure of the Loans and certain fees from time to time payable by the Borrowers to the Agent, together with all amendments and supplements thereto.

          "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

          "Aggregate Commitments" means the sum of the Commitments of all of the Banks.

          "Aggregate Outstanding Loans" means at any time the sum of (i) the outstanding principal amount of the Syndicated Dollar Loans, plus (ii) the
                                                             ----
outstanding principal amount of the Dollar Money Market Loans, plus (iii) the
                                                               ----
Dollar Equivalent of the outstanding principal amount of the Foreign Currency Loans, plus (iv) the outstanding principal amount of the Swing Loans.
       ----

          "Applicable Margin" has the meaning set forth in Section 2.06(a).

          "Assignee" has the meaning set forth in Section 9.08(c).

          "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.
---------

          "Authority" has the meaning set forth in Section 8.02.

          "Authorized Officer" means (i) any of the following officers of the
Parent: Chairman, President, Executive Vice Presidents, Senior Vice Presidents, Chief Financial Officer, Treasurer, Assistant Treasurer and Corporate Controller, and (ii) any other officers of the Parent as the Parent may notify the Agent in writing from time to time.

          "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

          "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate or the

Federal Funds Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

          "Base Rate Loan" means a Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

          "Borrower" or "Borrowers" means, individually and collectively, as the context shall require, (i) the Parent, (ii) the Parent's Wholly Owned Subsidiaries located in the United States of America which become Borrowers as provided in Section 2.14, and their respective successors and permitted assigns, and (iii) the Parent's Wholly Owned Subsidiaries located outside of the United States of America in jurisdictions listed in the Foreign Jurisdiction Letter which become Borrowers as provided in Section 2.14, and their respective successors and permitted assigns.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the applicable Borrower (i) at the same time by all of the Banks, in the case of a Syndicated Borrowing, or (ii) separately by Wachovia, in the case of a Swing Loan Borrowing, or (iii) separately by one or more Banks, in the case of a Money Market Borrowing, in each case pursuant to Article II. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans, or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing is a "Dollar Borrowing" if it is a Domestic Borrowing or a Euro-Dollar Borrowing. A Borrowing is a "Money Market Borrowing" if such Loans are either Dollar Money Market Loans or Foreign Currency Money Market Loans, or a "Syndicated Borrowing" if such Loans are Syndicated Loans. A Borrowing is a "Dollar Money Market Borrowing" if such Loans are Dollar Money Market Loans. A Borrowing is a "Foreign Currency Money Market Borrowing" if such Loans are Foreign Currency Money Market Loans. A Borrowing is a "Swing Loan Borrowing" if such Loans are Swing Loans.

          "Capital Stock" means any nonredeemable capital stock of a Person (to the extent issued to another Person), whether common or preferred.

          "Cash Flow" means the sum of the Parent's and its Consolidated Subsidiaries', for any applicable period, (i) Consolidated Net Income, plus (ii)
                                                                       ----
Consolidated Interest Expense, plus (iii) income taxes, plus (iv) depreciation
                               ----                     ----
and amortization, all as determined on a consolidated basis in accordance with GAAP.

          "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S) 9601 et. seq. and its implementing regulations and amendments.

          "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

          "CSC" means Computer Sciences Corporation, a Texas corporation.

          "CSC Agreement" means the Agreement for Computerized Credit Reporting Services and Options to Purchase and Sell Assets, dated as of the 1st day of August, 1988, among The Credit Bureau, Incorporated of Georgia, the Borrower, CSC, CSC Credit Services, Inc., Credit Bureau of Cincinnati, Inc., Credit Bureau of Greater Kansas City, Inc., Johns Holding Company, CSC Credit Services of Minnesota, Inc. and CSC Accounts Management, Inc.

          "CSC Put" means either of (i) the giving of any notice to the Borrower or any Affiliate of the Borrower in accordance with the CSC Agreement which shall require the Borrower or any Affiliate of the Borrower to purchase or otherwise acquire the Accounts Management Assets and Liabilities, or the Subsidiaries' Assets and Liabilities, or both of them; or (ii) the occurrence of an event or series of events which shall result at any time or times in the direct or indirect ownership by the Borrower, any one or more Affiliates of the Borrower, or any combination the Borrower and any one or more of its Affiliates, of the Accounts Management Assets and Liabilities, or the Subsidiaries Assets and Liabilities, or both of them.

          "Change of Law" has the meaning set forth in Section 8.02.

          "Closing Certificate" has the meaning set forth in Section 3.01(e).

          "Closing Date" means November 21, 1997.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09, or as set forth in any Assignment and Acceptance executed pursuant to Section 9.08(c).

          "Compliance Certificate" has the meaning set forth in Section 5.01(c).

          "Consolidated Debt" means at any date the Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated Funded Debt" means, with respect to the Parent and its Consolidated Subsidiaries at any date and as determined on a consolidated basis, the sum (without duplication) of (i) Long-Term Debt, plus (ii) capital leases
                                                     ----
(excluding any Synthetic Leases), plus (iii) Current Maturities of Long-Term
                                  ----
Debt, plus (iv) Short-Term Debt, plus (v) all Debt Guaranteed by the Parent or
      ----                       ----
any of its Consolidated Subsidiaries (other than Debt of the Parent or any of its Consolidated Subsidiaries).

          "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Parent or any of its Consolidated Subsidiaries outstanding during such period.

          "Consolidated Net Income" means, for any period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Parent or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

          "Consolidated Net Tangible Assets" means, at any time, Consolidated Total Assets, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

          (A) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, excluding "Purchased Data Files", but including without limitation goodwill (as determined by the Parent in a manner consistent with its past accounting practices and in accordance with GAAP), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

          (B) To the extent not included in (A) of this definition, any amount at which shares of Capital Stock of the Parent appear as an asset on the balance sheet of its Consolidated Subsidiaries; and

          (C) To the extent not included in (A) of this definition, deferred expenses.

          "Consolidated Operating Profits" means, for any period, the Operating Profits of the Parent and its Consolidated Subsidiaries.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent in its consolidated financial statements as of such date.

          "Consolidated Total Assets" means, at any time, the total assets of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

          "Current Maturities of Long Term Debt" means all payments in respect of Long Term Debt (other than Debt under this Agreement) that are required to be made within one year from the date of determination, whether or not the obligation to make such payments would constitute a current liability of the obligor under GAAP.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except (A) trade accounts payable arising in the ordinary course of business and (B) any obligation relating to or arising out of the CSC Put prior to the actual payment therefor, (iv) all obligations of such Person as lessee under capital leases (excluding, however, Synthetic Leases), (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt and other obligations of others Guaranteed by such Person (other than the Debt and other obligations of the Parent or the Consolidated Subsidiaries of the Parent Guaranteed by, respectively, the Parent or the Consolidated Subsidiaries of the Parent).

          "Debt Rating" means, at any time, whichever is the higher of the rating of the Parent's senior unsecured, unenhanced debt by Moody's Investor Service or Standard and Poor's (provided, that in the event of a double or
                                --------
greater split rating, the rating immediately below the highest rating shall apply), or if only one of them rates the Parent's senior unsecured, unenhanced debt, such rating.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

          "Dollar Borrowing" has the meaning set forth in the definition of "Borrowing."

          "Dollar Equivalent" means the Dollar equivalent of the amount of a Foreign Currency Loan, determined by the Agent on the basis of its spot rate for the purchase of the appropriate Foreign Currency with Dollars.

          "Dollar Money Market Borrowing" has the meaning set forth in the definition of "Borrowing."

          "Dollar Money Market Loans" means Money Market Loans made in Dollars.

          "Dollar Money Market Notes" means the promissory notes of each of the Borrowers, substantially in the form of Exhibit A-2, evidencing the obligation
                                        -----------
of the Borrowers to repay the Dollar Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

          "Dollars" or "$" means dollars in lawful currency of the United States of America.

          "Domestic Borrowing" has the meaning set forth in the definition of "Borrowing."

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

          "Domestic Loans" means Base Rate Loans or Dollar Money Market Loans, or any or all of them, as the context shall require.

          "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

          "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Parent or any Consolidated Subsidiary required by any Environmental Requirement.

          "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

          "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

          "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

          "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

          "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

          "Environmental Requirements" means any legal requirement relating to public health, safety or the environment and applicable to the Parent, any Consolidated Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "Euro-Dollar Borrowing" has the meaning set forth in the definition of "Borrowing."

          "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Euro-Dollar Loan" means a Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(c).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

          "Fiscal Quarter" means any fiscal quarter of the Parent.

          "Fiscal Year" means any fiscal year of the Parent.

          "Fixed Rate Borrowing" means each Borrowing other than a Base Rate Borrowing.

          "Fixed Rate Loans" means each Loan other than a Base Rate Loan.

          "Foreign Currencies" means, individually and collectively, as the context requires, the lawful currency of each of the following countries, provided that such currencies are not deemed unavailable to a Bank as a result of any of the circumstances relevant to such Bank as set forth in Sections 8.01,
8.02 or 8.03: (i) Canada, Italy, Japan, Republic of France, Republic of Germany, United Kingdom, Switzerland, Netherlands, Norway, Australia, and Spain; and (ii) at the option of all of the Banks, any other currency which is freely transferable and convertible into Dollars; and (iii) at the option of any Bank upon acceptance of a request for a Foreign Currency Money Market

Borrowing, any currency which is freely transferable and convertible into Dollars; provided, however, that no such currency under clause (ii) or (iii) of
         --------  -------
this paragraph shall be included as a Foreign Currency hereunder, or included in a Notice of Borrowing, unless (x) a Borrower has first submitted a request to the Agent and the Banks that it be so included, and (y) the Agent and all of the Banks, in their sole discretion, have agreed to such request.

          "Foreign Currency Borrowing" has the meaning set forth in the definition of "Borrowing."

          "Foreign Currency Business Day" means any Domestic Business Day, excluding one on which trading is not carried on by and between banks in deposits of the applicable Foreign Currency in the applicable interbank market for such Foreign Currency.

          "Foreign Currency Loans" means Syndicated Foreign Currency Loans and Foreign Currency Money Market Loans.

          "Foreign Currency Money Market Borrowing" has the meaning set forth in the definition of "Borrowing."

          "Foreign Currency Money Market Loan" means a Money Market Loan made in a Foreign Currency.

          "Foreign Currency Money Market Notes" means the promissory notes of each of the Borrowers, substantially in the form of Exhibit A-3, evidencing the
                                                    -----------
obligation of the Borrowers to repay the Foreign Currency Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

          "Foreign Jurisdiction Letter" means that certain letter from the Parent to the Agent dated as of November 6, 1997, setting forth the jurisdictions from which Borrowers located outside of the United States of America may request Borrowings.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation

(whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection
--------
or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. (S) 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

          "IBOR" has the meaning set forth in Section 2.06(e).

          "Interest Coverage Ratio" means, for any period of determination, the ratio of the Parent's and its Consolidated Subsidiaries' (i) Consolidated Net Income before Consolidated Interest Expense and income taxes, to (ii) Consolidated Interest Expense, such ratio being calculated on a consolidated basis for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing and Syndicated Foreign Currency Borrowing, subject to paragraph (c) below, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:
--------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such

     Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case such Interest Period shall, subject to paragraph (c) below end on the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, of the appropriate subsequent calendar month; and

          (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:
                                                 --------

          (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected.

(3) with respect to each Dollar Money Market Borrowing, the period commencing on the date of such Borrowing and ending on the Stated Maturity Date or such other date or dates as may be specified in the applicable Money Market Quote; provided
                                                                        --------
that:

          (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(4) with respect to each Foreign Currency Money Market Borrowing, the period commencing on the date of such Borrowing and ending on the Stated Maturity Date or such other date or dates as may be specified in the applicable Money Market Quote; provided that:
       --------

          (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Foreign Currency Business Day shall be extended to the next succeeding Foreign Currency Business Day; and

          (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(5) with respect to each Swing Loan Borrowing bearing interest at the Wachovia Alternative Rate, the period commencing on the date of such Borrowing and ending on the fifth Domestic Business Day thereafter; provided that:
                                               --------

          (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

          "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

          "Investment Guidelines" means the guidelines for investment of funds of the Parent and the Subsidiaries as approved by the Board of Directors of the Parent or an authorized executive committee thereof and in effect on the Closing Date, a copy of which has been furnished to the Banks, as modified from time to time with the approval of the Board of Directors of the Parent or an authorized executive committee with notification to the Banks.

          "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office or an affiliate of such Bank as such Bank may hereafter designate as its Lending Office by notice to the Parent and the Agent. Each Bank may designate a Lending Office for Syndicated Dollar Loans and Dollar Money Market Loans and a different Lending Office for Foreign Currency Loans, and the term "Lending Office" shall in such case mean either such Lending Office, as the context shall require.

          "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing (excluding, however, any Synthetic Leases). For the purposes of this Agreement, the Borrower or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease under GAAP or a Synthetic Lease) relating to such asset.

          "Loan" means a Base Rate Loan, Euro-Dollar Loan, Money Market Loan, Dollar Money Market Loan, Foreign Currency Money Market Loan, Domestic Loan, Swing Loan, Syndicated Loan, Syndicated Dollar Loan or a Syndicated Foreign Currency Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Money Market Loans, Dollar Money Market Loans, Foreign Currency Money Market Loan, Domestic Loans, Swing Loans, Syndicated Loans, Syndicated Dollar Loans or a Syndicated Foreign Currency Loans, or any or all of them, as the context requires.

          "Loan Documents" means this Agreement, the Notes, the Parent Guaranty any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Parent Guaranty or the Loans, as such documents and instruments may be amended or supplemented from time to time.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

          "Long-Term Debt" means at any date any Consolidated Debt (including, without limitation, any subordinated Debt) which matures (or the maturity of which may at the option of the Parent or any Consolidated Subsidiary be extended such that it matures) more than one year after such date.

          "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

          "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Parent and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of each of the Parent and its Consolidated Subsidiaries taken as a whole to perform its obligations under the Loan Documents to which it is a party, as applicable (including, without limitation, any repudiation by the Parent of the Parent Guaranty), or (c) the legality, validity or enforceability of any Loan Document.

          "Money Market Borrowing" has the meaning set forth in the definition of "Borrowing."

          "Money Market Borrowing Date" has the meaning specified in Section
2.03.

          "Money Market Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.03.

          "Money Market Quote" has the meaning specified in Section 2.03.

          "Money Market Quote Request" has the meaning specified in Section 2.03(b).

          "Money Market Rate" has the meaning specified in Section
2.03(c)(ii)(C).

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

          "Non-U.K. Bank" has the meaning set forth in Section 2.12(d).

          "Non-U.S. Bank" has the meaning set forth in Section 2.12(d).

          "Notes" means the Syndicated Dollar Notes, the Syndicated Foreign Currency Notes, the Dollar Money Market Notes, the Foreign Currency Money Market Notes, the Swing Loan Note or any or all of them, as the context shall require.

          "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

          "Operating Profits" means, as applied to any Person for any period, the operating revenue of such Person for such period, minus its costs of services for such period, and minus its selling, general and administrative costs for such period, but excluding therefrom all extraordinary gains or losses, as determined in accordance with GAAP.

          "Parent" means Equifax Inc., a Georgia corporation, and its successors and permitted assigns.

          "Parent Guaranty" means the Guaranty Agreement dated as of even date herewith substantially in the form of Exhibit J, executed by Parent in favor of
                                      ---------
the Agent, for the benefit of the Banks, unconditionally Guaranteeing the payment of all obligations of the other Borrowers hereunder, under the Notes and under the other Loan Documents executed by them.

          "Participant" has the meaning set forth in Section 9.08(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Performance Pricing Determination Date" has the meaning set forth in
Section 2.06(a).

          "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

          "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

          "Principal Officer" means any of the Authorized Officers or the General Counsel of the Parent.

          "Prior Credit Agreement" means that certain $550,000,000 Credit Agreement by and among the Parent, Wachovia as agent, and the Banks party thereto, dated as of August 2, 1995.

          "Properties" means all real property owned, leased or otherwise used or occupied by any Borrower or any Consolidated Subsidiary, wherever located.

          "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

          "Refunding Loan" means a new Syndicated Loan made on the day on which an outstanding Syndicated Loan is maturing or being converted to a Fixed Rate Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Agent as provided in Section 2.12, in each case as contemplated in Section 2.02(d).

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Required Banks" means at any time Banks having at least 51% of the Aggregate Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the Aggregate Outstanding Loans.

          "Restricted Investments" means Investments in joint ventures and in Subsidiaries of the Parent which are not Consolidated Subsidiaries. Restricted Investments shall not include Investments made in the acquisition of a Person which becomes a Consolidated Subsidiary upon the closing of such acquisition.

          "Reuters Screen" means, when used in connection with any designated page and the London Interbank Offered Rate, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the London Interbank Offered Rate).

          "Short-Term Debt" means at any date any Consolidated Debt (including, without limitation, any subordinated Debt) which matures less than one year after such date.

          "Spin Off" means the distribution to the Parent's shareholders of the Parent's Insurance Services Group, which distribution became effective on August 7, 1997.

          "Stated Maturity Date" means, with respect to any Money Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

          "Subsidiaries' Assets and Liabilities" has the meaning set forth in the CSC Agreement.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent.

          "Swing Loan" means a Loan made by Wachovia to the applicable Borrower pursuant to Section 2.01(b) bearing interest at either the Base Rate (plus the Applicable Margin, if any) or the Wachovia Alternative Rate.

          "Swing Loan Note" means the promissory note of each of the Borrowers, substantially in the form of Exhibit A-2, evidencing the obligation of the
                             -----------
Borrowers to repay the Swing

Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

          "Syndicated Borrowing" has the meaning set forth in the definition of "Borrowing."

          "Syndicated Dollar Borrowing" has the meaning set forth in the definition of "Borrowing."

          "Syndicated Dollar Loans" means Loans made in Dollars by all of the Banks at the same time pursuant to Section 2.01(a), which may be either Base Rate Loans or Euro-Dollar Loans.

          "Syndicated Dollar Notes" means promissory notes of each of the Borrowers, substantially in the form of Exhibit A-1, evidencing the obligation
                                        -----------
of the Borrowers to repay the Syndicated Dollar Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

          "Syndicated Foreign Currency Borrowing" has the meaning set forth in the definition of "Borrowing."

          "Syndicated Foreign Currency Loans" means Foreign Currency Loans made in a Foreign Currency by all of the Banks at the same time pursuant to Section 2.01(a).

          "Syndicated Foreign Currency Notes" means promissory notes of each of the Borrowers, substantially in the form of Exhibit A-4, evidencing the
                                            -----------
obligation of the Borrowers to repay the Syndicated Foreign Currency Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

          "Syndicated Loans" means Syndicated Dollar Loans or Syndicated Foreign Currency Loans, or either or both of them, as the context requires.

          "Synthetic Lease" means any operating lease under GAAP for which the lessee retains or obtains federal tax ownership of the property leased.

          "Synthetic Lease Obligations" means any and all liabilities, indebtedness, rent, and all other obligations of the Parent or any Consolidated Subsidiary owed under any Synthetic Lease.

          "Taxes" has the meaning set forth in Section 2.12(c).

          "Telerate" means, when used in connection with any designated page and IBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to
IBOR).

          "Termination Date" means November 21, 2002.

          "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

          "Transferee" has the meaning set forth in Section 9.08(d).

          "U.K. Tax Form" has the meaning set forth in Section 2.12(d).

          "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans, excluding therefrom, however, with respect to Wachovia, the Swing Loan.

          "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

          "Wachovia Alternative Rate" means each interest rate per annum as may be agreed between the Borrower and Wachovia from time to time.

          "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares, or, in the case of any Subsidiary which is not organized or created under the laws of the United States of America or any state thereof or the District of Columbia, such nominal ownership interests which are required to be held by third parties under the laws of the foreign jurisdiction under which such Subsidiary was incorporated or organized) are at the time directly or indirectly owned by the Parent.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise
                        -----------------------------------
specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Parent's and its Consolidated Subsidiaries' independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Parent and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Parent's independent public accountants or required by GAAP in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents:
(i) the Parent shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

          SECTION 1.03. References.  Unless otherwise indicated, references in
                        ----------
this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

          SECTION 1.04. Use of Defined Terms.  All terms defined in this
                        --------------------
Agreement have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

          SECTION 1.05. Terminology.  All personal pronouns used in this
                        -----------
Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular includes the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. As used in this Agreement and in any certificate delivered pursuant to Sections 3.01, 3.02 and 5.01, "knowledge" and "becomes aware" or words of similar meaning shall mean, with respect to the Parent, any Borrower or Subsidiary, that a Principal Officer (i) has actual knowledge of such matters, or (ii) from all the facts and circumstances actually known to him at the time in question he has reason to know such matters exist.


                                  ARTICLE II

                                  THE CREDITS

          SECTION 2.01. Commitments to Lend. (a)  Syndicated Loans.  Each Bank
                        -------------------       ----------------
severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans (which may be, at the option of any relevant Borrower and subject to the terms and conditions hereof, Syndicated Foreign Currency Loans or Syndicated Dollar Loans, and Syndicated Dollar Loans may be Base Rate Loans or Euro-Dollar Loans) to any of the Borrowers from time to time before the Termination Date; provided that immediately after each
                                          --------
such Loan is made:

          (i) the sum of the aggregate principal amount of Syndicated Dollar Loans and the Dollar Equivalent of the aggregate principal amount of Syndicated Foreign Currency Loans by such Bank to all Borrowers does not exceed the amount of its Commitment, and

          (ii) the aggregate outstanding principal amount of all Syndicated Dollar Loans, Swing Loans, Dollar Money Market Loans, the Dollar Equivalent of Syndicated Foreign Currency Loans, and the Dollar Equivalent of Foreign Currency Money Market Loans does not exceed the aggregate amount of the Commitments of all of the Banks.

Subject to the foregoing, and subject to the provisions of Section 2.11(c), the Borrowers are permitted, subject to the terms and conditions hereof, to obtain Loans up to the full aggregate amount of the Unused Commitments of the Banks. The Dollar Equivalent of each Foreign Currency Loan on the date such Foreign Currency Loan is disbursed is to be deemed to be the amount of such Foreign Currency Loan outstanding for the purpose of calculating the unutilized portion of the Commitments on the date of such disbursement. Each Fixed Rate Borrowing under this Section is required to be in an aggregate principal amount of $5,000,000 (or the Dollar Equivalent thereof in any Foreign Currency) or, with respect to Syndicated Dollar Loans only, any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount of the Unused Commitments) and is required to be made from the several Banks ratably in proportion to their respective Commitments. Each Base Rate Borrowing under this
Section is required to be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the Unused Commitments) and is required to be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may, through the Parent, borrow under this Section, and each such Borrower may repay or, to the extent permitted by Section 2.10, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

     (b)  Swing Loans.  In addition to the foregoing, Wachovia will from time to
          -----------
time, upon the request of the Parent, if the applicable conditions precedent in
Article III have been satisfied, make Swing Loans to any Borrower, in an aggregate principal amount at any time outstanding not exceeding $30,000,000; provided that, immediately after such Swing Loan is made, the conditions set
--------
forth in clause (ii) of Section 2.01(a) must be satisfied. Each Swing Loan Borrowing under this Section

2.01(b) must be in an aggregate principal amount of $500,000 or any larger multiple of $100,000. Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this Section 2.01(b) at any time before the Termination Date. All Swing Loans must bear interest at the Base Rate (plus the Applicable Margin, if any) or at the Wachovia Alternative Rate. At any time, upon the request of Wachovia, each Bank other than Wachovia is required to, on the third Domestic Business Day after such request is made, purchase a participating interest in the outstanding Swing Loans in an amount equal to its ratable share (based upon its respective Commitment) of such Swing Loans. On such third Domestic Business Day, each Bank must immediately transfer to Wachovia, in immediately available funds, the amount of its participation. Whenever, at any time after Wachovia has received from any such Bank its participating interest in a Swing Loan, the Agent receives any payment on account thereof, the Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that
                                      --------  -------
such payment received by the Agent is required to be returned, such Bank will return to the Agent any portion thereof previously distributed by the Agent to it. Each Bank's obligation to purchase such participating interests is absolute and unconditional and is not affected by any circumstance, including, without limitation: (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against Wachovia requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower, the Parent or any other Person; (iv) any breach of this Agreement by the Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Swing Loans of Wachovia are to be deemed to be usage of the Commitments for the purpose of calculating availability pursuant to Section 2.01(a)(ii), but will not reduce Wachovia's or any Bank's obligation to lend its pro rata share of the remaining Unused Commitment.

          SECTION 2.02. Method of Borrowing.  (a) The Parent shall give the
                        -------------------
Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, prior to 10:30 A.M. (Atlanta, Georgia time) on the same Domestic
   ---------
Business Day for Base Rate Borrowings and 9:30 A.M. (Atlanta, Georgia time) for Euro-Dollar Borrowings and Syndicated Foreign Currency Borrowings with at least 2 Euro-Dollar Business Days before each Euro-Dollar Borrowing and at least 3 Foreign Currency Business

Days before each Syndicated Foreign Currency Borrowing, specifying:

          (i) the identity of the Borrower, the country from which such Borrower will make a Borrowing, and the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing, or a Foreign Currency Business Day in the case of a Foreign Currency Borrowing;

          (ii) the aggregate amount of such Syndicated Borrowing;

          (iii) whether the Loans comprising such Borrowing are to be Syndicated Dollar Loans, Swing Loans or Syndicated Foreign Currency Loans, and (A) if such Loans are to be Syndicated Dollar Loans, whether they are to be Base Rate Loans or Euro-Dollar Loans, and (B) if such Loans are to be Syndicated Foreign Currency Loans, specifying the Foreign Currency; and

          (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing (unless it is a Swing Loan Borrowing) and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Parent or any Borrower.

     (c) Not later than 11:00 A.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing denominated in Dollars, each Bank must (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01, or if such Borrowing is a Foreign Currency Borrowing, each Bank must (except as provided in paragraph
(d) of this Section) make available its ratable share of such Borrowing, immediately available at such office or at a correspondent bank as the Agent has previously specified in a notice to each Bank, in such Foreign Currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower by no later than 4:00 P.M. (Atlanta, Georgia time) at the Agent's address referred to in Section 9.01, or such other address as the Agent and the Parent agree, in each case in the type of funds received by the Agent from the Banks. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent will be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose will be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum will be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that
                                                                 --------
any such payment by the Borrower of such Bank's ratable share and interest thereon will be without prejudice to any rights that the Borrower may have against such Bank. If the Agent does not exercise its option to advance funds for the account of such Bank, it will forthwith notify the Borrower of such decision. Unless Wachovia has received prior written notice of a Default, Wachovia will make available to the Borrower at Wachovia's Lending Office the amount of any such Borrowing which is a Swing Loan Borrowing by no later than 4:00 P.M. (Atlanta, Georgia time).

     (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank will apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12 as the case may be; provided, however, that if the Loan which is to be repaid is a
                 --------  -------
Syndicated Foreign Currency Loan, the foregoing provisions shall apply only if the new Loan is to be made in the same Foreign Currency.

     (e) Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and in such case all Refunding Loans will be made as Base Rate Loans thereafter (but shall bear interest at the Default Rate, if applicable).

     (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans, Euro-Dollar Loans or Syndicated Foreign Currency Loans, or fails to include any other information required in connection therewith as set forth on the form of Notice of Borrowing, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans. In the event such maturing Loans are Syndicated Foreign Loans, the new Borrowing will be in the Dollar Equivalent of such maturing Loans.

     (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 9 interest rates (including the Applicable Margins) applicable to the Fixed Rate Loans at any given time.

          SECTION 2.03. Money Market Loans.  (a) In addition to making
                        ------------------
Syndicated Borrowings or Swing Loan Borrowings, a Borrower may, through the Parent, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Borrowings available to such Borrower, which may be Dollar Money Market Borrowings or Foreign Currency Money Market Borrowings. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03, provided that:
                   --------

          (i) the number of interest rates applicable to Money Market Loans which may be outstanding at any given time is subject to the provisions of
     Section 2.02(g);

          (ii) after giving effect to any Money Market Borrowings, the conditions set forth in clause (ii) of Section 2.01(a) are satisfied; and

          (iii) the Money Market Loans of any Bank will be deemed to be usage of the Commitments for the purpose of calculating availability pursuant to
     Section 2.01(a)(ii) and 2.03(a)(ii), but will not reduce such Bank's obligation to lend its pro rata share of the remaining Unused Commitment.

     (b) When a Borrower wishes to request offers to make Money Market Loans, the Parent (on behalf of such Borrower) shall give the Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit H hereto
                                                               ---------
(a "Money Market Quote Request") so as to be received no later than:

          (i) 11:00 A.M. (Atlanta, Georgia time) at least 3 Domestic Business Days, with respect to Dollar Money Market Borrowings; and

          (ii) 9:30 A.M. (Atlanta, Georgia time) at least 3 Foreign Currency Business Days with respect to Foreign Currency Money Market Loans;

prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Parent and the Agent, with the consent of the Required Banks, may agree), specifying:

                 (A) the identity of the Borrower, whether such Money Market Borrowing is to be a Dollar Money Market Borrowing or a Foreign Currency Money Market Borrowing, and if the latter, specifying the Foreign Currency of such Foreign Currency Money Market Borrowing, together with the proposed date of such Money Market Borrowing, which shall be (x) with respect to a Dollar Money Market Borrowing, a Domestic Business Day and (y) with respect to a Foreign Currency Money Market Borrowing, a Foreign Currency Business Day (the "Money Market Borrowing Date");

                 (B) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring (x) with respect to a Dollar Money Market Borrowing, not less than 7 days but not greater than 180 days from the date of such Money Market Borrowing and (y) with respect to a Foreign Currency Money Market Borrowing, not less than 7 days but not greater than 60 days from the date of such Money Market Borrowing); provided that the
                                                              --------
          Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

                 (C) the aggregate amount of principal to be requested by the Borrower as a result of such Money Market Borrowing, which shall be at least (x) with respect to Dollar Money Market Loans, $5,000,000 (and in larger integral multiples of $1,000,000 and (y) with respect to Foreign Currency Money Market Loans, the

          Dollar Equivalent of $5,000,000 (and in larger integral multiples of the Dollar Equivalent of $1,000,000), but in each case shall not cause the limits specified in Section 2.03(a) to be violated.

The Parent (on behalf of such Borrower) may request offers to make Money Market Loans having up to 2 different Stated Maturity Dates in a single Money Market Quote Request; provided that the request for each separate Stated Maturity Date
               --------
shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, after the first Money Market Quote Request has been given hereunder, no Money Market Quote Request shall be given until at least 3 Domestic Business Days after the Agent has notified the applicable Banks pursuant to the first sentence of Section 2.03(e).

     (c) (i) Each Bank may, but shall have no obligation to, submit a response containing an offer to make a Money Market Loan substantially in the form of
Exhibit I hereto (a "Money Market Quote") in response to any Money Market Quote
---------
Request; provided that, if the Borrower's request under Section 2.03(b)
         --------
specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than 9:30 A.M. (Atlanta, Georgia time) 2 Domestic Business Days prior to the Money Market Borrowing Date; provided that any Money Market Quote
                                          --------
submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:15 A.M. (Atlanta, Georgia time) 2 Domestic Business Days prior to the Money Market Borrowing Date (or 15 minutes prior to the time that the other Banks must have submitted their respective Money Market Quotes). Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall specify:

               (A) the proposed Money Market Borrowing Date and the Stated Maturity Date therefor;

               (B) the principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts: (x) may be greater than or less than the Commitment of the quoting Bank; (y) shall be at least (A) with respect to a Dollar Money Market Borrowing, $5,000,000 or a larger integral multiple of $1,000,000, and (B)
     with respect to a Foreign Currency Money Market Borrowing, the Dollar Equivalent of $5,000,000 or a larger integral multiple of the Dollar Equivalent of $1,000,000; and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

               (C) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan (which in the case of a Foreign Currency Money Market Loan shall consist of a margin over the Adjusted IBOR Rate as determined by the Agent as set forth in Section 2.03(e) (which margin shall include any applicable withholding taxes), such rate being hereinafter referred to as the "Money Market Rate"); and

               (D) the identity of the quoting Bank.

Unless otherwise agreed by the Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period) and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

     (d) The Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:00 A.M. (Atlanta, Georgia time)) 2 Domestic Business Days prior to the Money Market Borrowing Date, notify the Parent (on behalf of such Borrower) of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Parent shall specify (A) the principal amounts of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

     (e) Not later than 10:30 A.M. (Atlanta, Georgia time) 2 Domestic Business Days prior to the Money Market Borrowing Date, the Parent (on behalf of such Borrower) shall notify the Agent of the Borrower's acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted and the Adjusted IBOR Rate determined by the Agent for the purposes thereof. The Parent (on behalf of such Borrower) may accept any Money Market Quote in whole or in part; provided that:
                                                                 --------

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate principal amount of each Money Market Loan comprising a Money Market Borrowing shall be at least (x) with respect to a Dollar Money Market Borrowing, 5,000,000 (and in larger multiples of $1,000,000) and (y) with respect to a Foreign Currency Money Market Borrowing, the Dollar Equivalent of $5,000,000 (and in larger multiples of the Dollar Equivalent of $1,000,000), but in each case shall not cause the limits specified in Section 2.03(a) to be violated;

          (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

          (iv) the Parent (on behalf of such Borrower) may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.03(a)).

If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Parent (on behalf of such Borrower) among such Banks as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the Parent (on behalf of such Borrower) of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     (f) Any Bank whose offer to make any Dollar Money Market Loan has been accepted shall, not later than 12:00 P.M. (Atlanta, Georgia time) on the Money Market Borrowing Date, make the appropriate amount of such Money Market Loan available to the Agent at its address referred to in Section 9.01 in immediately available funds. Any Bank whose offer to make any Foreign Money Market Loan has been accepted shall, not later than 12:00 P.M.

(Atlanta, Georgia time) on the Money Market Borrowing Date, make the appropriate amount of such Money Market Loan available to the Agent in immediately available funds at such office as the Agent has previously specified in a notice to each Bank, in such Foreign Currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, not later than 4:00 P.M. (Atlanta, Georgia time), in an account of such Borrower maintained with Wachovia.

     (g) After any Money Market Loan has been funded, the Agent shall notify the Banks of the aggregate principal amount of the Money Market Quotes received and the highest and lowest rates included in such Money Market Quotes.

          SECTION 2.04. Notes.  (a) The Loans of each Bank shall be evidenced by
                        -----
a single Syndicated Dollar Note, a single Syndicated Foreign Currency Note, a single Dollar Money Market Note, and a single Foreign Currency Money Market Note executed and delivered by each Borrower, each payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment. The Swing Loans shall be evidenced by a single Swing Loan Note, payable to the order of Wachovia in the original principal amount of $30,000,000.

          (b) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank (or Wachovia, with respect to the Swing Loan Note) shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, whether such Loan is a Base Rate Loan, Euro-Dollar Loan or Foreign Currency Loan, and if a Foreign Currency Loan, a specification of the Foreign Currency, and such schedules of each Note shall constitute rebuttable presumptive evidence of the principal amounts owing and unpaid on such Bank's Note; provided that the failure of any Bank to make any
                            --------
such recordation or endorsement shall not affect the obligation of any Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.05. Maturity of Loans.  (a) Each Loan included in any
                        -----------------
Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

           SECTION 2.06. Interest Rates. (a) "Applicable Margin" means:
                         --------------

     (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, (x) for any Base Rate Loan, 0%, and (y) for any Euro-Dollar Loan or Foreign Currency Loan, 0.155%; and

     (ii) from and after each Performance Pricing Determination Date and until the next Performance Pricing Determination Date, (x) for any Base Rate Loan, 0%, and (y) for any Euro-Dollar Loan or Foreign Currency Loan, the percentage determined on such Performance Pricing Determination Date by reference to the table set forth below and the Debt Rating (or if there is no Debt Rating, the percentage set forth under Level VI):

==========================================================================================
                    Level I      Level II    Level III   Level IV     Level V   Level VI
==========================================================================================
                    equal to     equal to    equal to    equal to    equal to
                   or greater   or greater  or greater  or greater  or greater    less
                     than         than        than        than        than        than
Debt Rating          A/A2         A-/A3       BBB+/        BBB/        BBB-/      BBB-/
                                               Baa1        Baa2        Baa3       Baa3
------------------------------------------------------------------------------------------
Adjusted London     0.13%        0.155%      0.185%       0.215%      0.30%      0.425%
 Interbank
 Offered Rate + /
Adjusted IBOR
 Rate +
==========================================================================================

     In determining interest for the purposes of this Section 2.06 and fees for purposes of Section 2.07, the Parent and the Banks shall refer to the Debt Rating from time to time. For purposes hereof, "Performance Pricing Determination Date" shall mean each date on which the Debt Rating changes, provided that: (i) for Fixed Rate Loans, changes in interest shall only be
--------
effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (ii) no fees or interest shall be decreased pursuant to this Section 2.06 or Section 2.07 if a Default is in existence on the Performance Pricing Determination Date. All determinations hereunder shall be made by the Agent unless the Required Banks shall object to any such determination. The Parent shall represent its current Debt Rating in each Notice of Borrowing and promptly notify the Agent of any change in the Debt Rating at any other time.

     (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Dow Jones Markets, Inc. Page 3750 (formerly known as Dow Jones Telerate Service Page 3750) as of 11:00 A.M. (London, England time), 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Dow Jones Markets Inc. Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for the Agent (as the same may be adjusted for any other Bank in accordance with Section 8.03) in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote, which, if such Money Market Loan is a Foreign Currency Money Market Loan, shall be the Adjusted IBOR Rate plus the margin determined by each Bank in connection with its Money Market Quote. Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated Maturity Date occurs more than 90 days after the date of the relevant Money Market Loan, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (e) Each Foreign Currency Loan (other than Foreign Currency Money Market Loans) shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted IBOR Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Foreign Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     "Adjusted IBOR Rate" means, with respect to each Foreign Currency Loan, the sum of (i) the rate obtained by dividing (A) IBOR for such Interest Period by
(B) a percentage equal to 1 minus the then stated maximum rate (stated as a
                            -----
decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to the Bank providing the Money Market Quote of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) if the relevant Foreign Currency Loan is in British
               ----
pounds sterling, a percentage sufficient to compensate the Bank providing the Money Market Quote for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Foreign Currency Loan.

     "IBOR" means, with respect to each Foreign Currency Loan, the offered rate for deposits in the applicable Foreign Currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Loan appearing under the British Association Settlement Rate found on the Reuters Screen on pages FRBD, FRBE, FRBF, FRBG and FRBH, as of 11:00 A.M. (London, England time) on the day that is two Foreign Currency Business Days prior to the date such Foreign Currency Loan is made.

     (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (g) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

          SECTION 2.07. Fees.  (a) The Borrower shall pay to the Agent, for the
                        ----
ratable account of each Bank, a facility fee, calculated in the manner provided in the last paragraph of Section 2.06(a), on the aggregate amount of such Bank's Commitment (whether such Commitment is used or unused), at a rate per annum equal to: (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date 0.07%; and (ii) from and after each first Performance Pricing Determination Date and until the next Performance Pricing Determination Date, the percentage determined on such Performance Pricing Determination Date by reference to the table set forth below and the Debt Rating (or if there is no Debt Rating, the percentage set forth under Level
VI):


===============================================================================================
                 Level I     Level II      Level III      Level IV     Level V      Level VI
===============================================================================================
                equal to     equal to      equal to      equal to      equal to
               or greater   or greater    or greater    or greater    or greater     less
                 than         than          than          than          than         than
Debt Rating       A/A2        A-/A3         BBB+/          BBB/         BBB-/         BBB-/
                                            Baa1           Baa2         Baa3          Baa3
-----------------------------------------------------------------------------------------------
Facility Fee     0.06%        0.07%         0.09%          0.11%        0.15%         0.20%
===============================================================================================

Such facility fees shall accrue from and including the Closing Date to (but excluding the Termination Date) and shall be payable on each March 31, June 30, September 30 and December 31 and on the Termination Date.

          (b) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

          SECTION 2.08. Optional Termination or Reduction of Commitments.  The
                        ------------------------------------------------
Borrowers may, through the Parent, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination.

          SECTION 2.09. Mandatory Termination of Commitments. The Commitments
                        ------------------------------------
shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.10. Optional Prepayments.  (a) The Borrowers may, upon at
                        --------------------
least 1 Domestic Business Days' notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

     (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the end of the applicable Interest Period thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Agent, shall not thereafter be revocable by the Borrower.

          SECTION 2.11. Mandatory Prepayments and Repayments. (a) On each date
                        ------------------------------------
on which the Commitments are reduced pursuant to Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon), as may be necessary so that after such repayment or payment the Aggregate Outstanding Loans do not exceed the Aggregate Commitments as then reduced.

     (b) If the Agent determines at any time (either on its own initiative or at the insistence of any Bank) that the aggregate principal amount of the Foreign Currency Loans outstanding (after converting each such Foreign Currency Loan to its Dollar Equivalent on the date of such calculation) at any time exceeds 105% of the amount of the aggregate Commitments less the outstanding aggregate amount of all Syndicated Dollar Loans, Dollar Money Market Loans and Swing Loans, then upon 5 Foreign Currency Business Days' written notice from the Agent to the Parent, the Borrowers shall prepay an aggregate principal amount of Loans sufficient to bring the Aggregate Outstanding Loans to an amount not exceeding 100% of the amount of the Aggregate Commitments. Nothing in the foregoing requires the Agent to make any such calculation unless expressly requested to do so by the Required Banks, except as provided below. All such prepayments shall be applied in the following order: (i) first to Swing Loans; (ii) then to other Base Rate Loans; (iii) then to Euro-Dollar Loans; (iv) then to Syndicated Foreign Currency Loans; (v) then to Dollar Money Market Loans, and (vi) lastly, to Foreign Currency Money Market Loans.

     (c) Notwithstanding any provision in Section 2.01 or 2.11 to the contrary, if at the time of receipt of any Notice of Borrowing or Money Market Quote Request, the Aggregate Outstanding Loans is equal to or greater than 66 and 2/3% of the Aggregate Commitments, then the Dollar Equivalent of each Foreign Currency Loan shall be calculated by the Agent as of such date, rather than as of the date such Foreign Currency Loans were disbursed, and in the event that, as a result of such calculation, the Aggregate Outstanding Loans exceeds the Aggregate Commitments, then (i) no additional Borrowings shall be permitted and
(ii) the Foreign Currency Loans shall be subject to mandatory repayment as provided in Section 2.11(b).


          SECTION 2.12. General Provisions as to Payments.  (a) The Borrower
                        ---------------------------------
shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds (subject to paragraph (c) below with respect to Foreign Currency Loans) immediately available in Atlanta, Georgia, to the Agent at its address referred to in
Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

     (b) Whenever any payment of principal of, or interest on, the Domestic Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or the Foreign Currency Loans, shall be due on a day which is not a Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be.

     (c) All payments of principal and interest with respect to Foreign Currency Loans shall be made in the Foreign Currency in which the related Foreign Currency Loan was made.

     (d) (i) All payments of principal, interest and fees and all other amounts to be made by a Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by the United States, the United Kingdom, or any other governmental authority or by any other taxing authority, excluding, in the case of each Bank, (A) taxes imposed on or measured by its net income, and franchise or branch profit taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof, (B) taxes imposed on its income (except as expressly provided below), and franchise and branch profit taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof, and (C) in the case of Foreign Currency Money Market Loans, any applicable withholding taxes pertaining thereto (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that any Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, such Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment, and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank, after deduction of the required withholding or other payment and payment of any Tax (including income taxes with respect to withholding tax payments) or excluded tax described in this paragraph imposed by any jurisdiction with respect to such additional amounts, shall equal the amount such Bank would have received had no such withholding or other payment been made.

     (ii) Each Bank that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia (each a "Non-U.S. Bank") agrees to furnish to the Parent and the Agent, within 7 Domestic Business Days after it becomes a Bank hereunder, two (2) copies of either U.S. Internal Revenue Service Form 4224 or U. S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Non-U.S. Bank claims entitlement to complete exemption from or a reduced rate of U.S. federal withholding tax on interest paid by the Borrowers hereunder) and to provide to the Borrowers and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Non-U.S. Bank shall be
                           --------  -------
required to furnish any such form under this paragraph if it is not entitled to claim an exemption from or reduced rate of withholding under applicable law. At any time a Non-U.S. Bank is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, such Non-U.S. Bank shall so inform the Parent and the Agent.

     (iii)     No Borrower shall be required to pay any amounts pursuant to this
Section 2.12(d) to any Non-U.S. Bank for the account of such Non-U.S. Bank or any Lending Office of such Non-U.S. Bank in respect of any United States withholding taxes payable hereunder (and each Borrower, if required by law to do so, shall be entitled to withhold such amounts and to pay such amounts to the United States Internal Revenue Service) if the obligation to pay such additional amounts would not have arisen but for the failure by such Non-U.S. Bank to deliver the forms described in Section 2.12(d)(ii) (regardless of such Bank's Lending Office), and such Non-U.S. Bank shall not be entitled to exemption from deduction or withholding of United States federal income tax in respect of the payment of any such sum by any Borrower hereunder for, in each case, any reason other than a change in the United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof

(whether or not having the force of law) after the date such Non-U.S. Bank becomes a Bank hereunder.

     (iv)  (A)  Each Bank that is not a United Kingdom Bank (as defined in
Section 840A of the United Kingdom Income and Corporation Taxes Act of 1988) subject to United Kingdom corporation tax as respects interest payments to it pursuant to this Agreement (each a "Non-U.K. Bank") shall deliver to the United Kingdom Inland Revenue(whether directly, through the United States Internal Revenue Service or such other appropriate channels), with copies sent contemporaneously therewith to the Parent and the Agent, within 7 Domestic Business Days after it becomes a Bank hereunder, a form 13-D or such other appropriate official form (each, a "U.K. Tax Form") duly completed and signed by such Bank establishing that such Non-U.K. Bank is entitled to exemption (regardless of such Bank's Lending Office) from United Kingdom withholding tax in respect of interest payments hereunder under a United Kingdom tax treaty with the appropriate jurisdiction, or establishing that it is otherwise entitled to receive payments without such withholding; provided, however, that no Non-U.K.
                                           --------  -------
Bank shall be required to furnish any such documentation under this subparagraph
(A) if it is not entitled to claim an exemption from or reduced rate of withholding under applicable law. At any time a Non-U.K. Bank is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, such Non-U.K. Bank shall so inform the Parent and the Agent.

     (B) Each Bank that is a United Kingdom Bank (as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act of 1988) (each a "U.K. Bank") shall complete and deliver to the Parent and the Agent a statement signed by an authorized signatory of such U.K. Bank, and other documentation reasonably required to the effect that it is subject to United Kingdom corporation tax on interest payable to it pursuant to this Agreement.

     (C) No Borrower shall be required to pay any additional amount to any Non-U.K. Bank or U.K. Bank in respect of United Kingdom withholding taxes under this
Section 2.12(d) if such Bank shall have failed to deliver (1) the U.K. Tax Form as required under subparagraph (A) in the case of a Non-U.K. Bank, or (2) the statement and other documentation under subparagraph (B) in the case of a U.K. Bank; provided, however, that if a Non-U.K. Bank shall not have a Lending Office
      --------  -------
in the United Kingdom and shall not be entitled to an exemption from United Kingdom withholding tax under a treaty, each as of the time of a given payment by Borrower hereunder, then Section 2.12(d)(i) shall not apply with respect to such payment.

     (v) Within 90 days after receipt of the written request of the Borrower, each Bank shall execute and deliver such certificates, forms or other documents, which in each such case can be reasonably furnished by such Bank consistent with the facts and which are reasonably necessary to assist any Borrower in applying for refunds of Taxes remitted by such Borrower hereunder.

     (vi) With respect to each Bank, the provisions of paragraph (i) of this
Section 2.12(d) shall apply to interest payments made by Borrowers with respect to all Taxes other than United States Taxes and United Kingdom Taxes unless and to the extent that such Bank is able to avoid or minimize any such amounts which might be payable; provided, however, that this paragraph (vi) shall not apply
                   --------  -------
to the extent that any Bank determines that such efforts would be disadvantageous to such Bank, as determined by such Bank and which determination, if made in good faith, shall be binding and conclusive on all parties hereto. Upon the reasonable request of any Borrower, each Bank agrees to promptly execute and deliver appropriate documentation to such Borrower with respect to all Taxes other than United States Taxes and United Kingdom Taxes (except as otherwise provided in this Section 2.12) in order to eliminate or reduce any such Taxes.

     (vii) To the extent that the payment of any Bank's Taxes by any Borrower hereunder gives rise from time to time to a Tax Benefit to such Bank in any jurisdiction other than the jurisdiction which imposed such Taxes, such Bank shall pay to such Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to such Borrower will be determined from time to time by the relevant Bank in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Bank to such Borrower within a reasonable time after the filing of the tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Bank is required to
          --------  -------
rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the relevant Borrower shall promptly, after notice thereof from such Bank, repay to such Bank the amount of such Tax Benefit previously paid to such Bank and which has been rescinded, disallowed or nullified. For purposes hereof, the term "Tax Benefit" shall mean the amount by which any Bank's income tax liability for the taxable period in question is reduced below what would have been payable had the relevant Borrower not been required to pay such Bank's taxes hereunder.

     (viii) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Banks contained in this

Section 2.12(d) shall be applicable with respect to any Assignee, and any calculations required by such provisions (A) shall be made based upon the circumstances of such Assignee, and (B) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

      SECTION 2.13. Computation of Interest and Fees.  Interest on Swing Loans
                    --------------------------------
bearing interest at the Wachovia Alternative Rate and Dollar Money Market Loans shall be computed on the basis of a year of 360 days and interest on Base Rate Loans shall be computed on the basis of a year of 365/366 days, and in each such case interest shall be paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans and on Foreign Currency Loans shall be computed on the basis of a year of 360 days (except for any Foreign Currency Loans outstanding in British pounds sterling, Australian dollars, or Canadian dollars, which shall be computed on the basis of a year of 365 or 366 days, as the case may be) and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      SECTION 2.14.  Election and Release of Borrowers.  Any Wholly Owned
                     ---------------------------------
Subsidiary (whether existing on the Closing Date or acquired or created thereafter) described in clauses (ii) and (iii) of the definition of "Borrower" may elect to become a Borrower hereunder at any time after delivering 10 Domestic Business Days' prior written notice thereof to the Agent and the Banks and by executing and delivering to the Agent for delivery to each of the Banks
(i) an original Borrower Acknowledgment And Agreement in the form of Exhibit K,
                                                                     ---------
thereby becoming a party to this Agreement, and (ii) the other items described in such Acknowledgment and Agreement, including, without limitation, the Notes described therein. Any Borrower, other than the Parent, may elect to be released as a Borrower hereunder at any time upon (i) payment in full of all Loans outstanding to such Borrower in immediately available funds (including any amounts owed in connection therewith under Article VIII) and (ii) execution and delivery by such Borrower to the Agent of an original Borrower Notice of Withdrawal in the form of Exhibit L.
                          ---------

                                  ARTICLE III

                            CONDITIONS TO BORROWINGS

          SECTION 3.01. Conditions to First Borrowing.  The obligation of each
                        -----------------------------
Bank to make a Loan on the occasion of the first Borrowing (or in the event no Borrowing is made on the Closing Date, on the Closing Date) is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Agent of the following (as to the documents described in paragraphs (a),(c), (d) and (e) below (in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

          (a) from each of the parties hereto either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

          (b) from the relevant Borrower described in the definition of "Borrower", a duly executed Dollar Money Market Note and a duly executed Foreign Currency Money Market Note, and from the relevant Borrower described in the definition of "Borrower", a duly executed Syndicated Dollar Note and a duly executed Syndicated Foreign Currency Note, in each case for the account of each Bank complying with the provisions of Section 2.04; and from the Borrower a duly executed Swing Loan Note;

          (c) (i) with respect to the Parent, an opinion letter of Kilpatrick Stockton LLP, counsel for the Parent, together with an opinion of the Parent's General Counsel, both dated as of the Closing Date, which taken together cover substantially the opinions set forth in the form of opinion attached as Exhibit B and covering such additional matters relating to the
                 ---------
     transactions contemplated hereby as the Agent or any Bank may reasonably request, and (ii) with respect to any other Borrower, an opinion letter of Kilpatrick Stockton LLP or such other counsel acceptable to the Agent dated as of the Closing Date (or for the purposes of any delivery of any Borrower Acknowledgment and Agreement after the Closing Date, as of the date thereof), which cover substantially the opinions set forth in the form of opinion attached as Exhibit B and covering such additional matters relating
                         ---------
     to the transactions contemplated hereby as the Agent or any Bank may reasonably request, including, without limitation, with respect to Borrowers located in jurisdictions outside of the state of Georgia, opinions confirming that the provisions of Section 9.12 and 9.16 are enforceable against such Borrower under the laws applicable to such jurisdiction to the extent public policy of such jurisdiction permits;

          (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit C
                                                                       ---------
     and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

          (e) a certificate substantially in the form of Exhibit G (the "Closing
                                                         ---------
     Certificate"), dated as of the Closing Date, signed by an Authorized Officer of the Parent, to the effect that (i) no Default has occurred and is continuing on the Closing Date and (ii) the representations and warranties of the Borrowers contained in Article IV are true on and as of the Closing Date (x) as stated as to representations and warranties which contain materiality limitations, and (y) and in all material respects as to all other representations and warranties;

          (f) a certificate of incumbency of each Borrower, signed by the Secretary or an Assistant Secretary of each Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) each Borrower's Certificate of Incorporation or equivalent organic document, (ii) each Borrower's Bylaws,
     (iii) a certificate of the Secretary of State of each state of incorporation of Parent and each domestic Borrower as to the corporate good standing, respectively, of Parent and each Borrower, and, if available, a comparable certificate from the appropriate governing authorities of each foreign Borrower and (iv) the action taken by the Board of Directors of each Borrower authorizing such Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which such Borrower is a party;

          (g) in the event of a Borrowing on the Closing Date, a Notice of Borrowing or notification pursuant to Section 2.03(e) of acceptance of one or more Money Market Quotes, as applicable;

          (h) receipt by the Agent of a letter agreement whereby the Prior Credit Agreement is terminated; and

          (i) the fees payable pursuant to the Agent's Letter Agreement.

In addition, if any Borrower desires funding of a Fixed Rate Loan on the Closing Date, the Agent shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (i) the Agent and the relevant Borrowers shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Fixed Rate Loan, and (ii) such Borrowers shall indemnify the Banks from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Fixed Rate Loan on such date.

          SECTION 3.02. Conditions to All Borrowings.  The obligation of each
                        ----------------------------
Bank to make a Syndicated Loan or of Wachovia to make a Swing Loan, other than a Refunding Loan, on the occasion of each Borrowing is subject to the satisfaction of the following conditions except as expressly provided in the last sentence of this Section 3.02:

          (a) receipt by the Agent of a Notice of Borrowing.

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement (other than the representation and warranty contained in Section 4.04(b), which is made only on and as of the Closing Date) shall be true on and as of the date of such Borrowing (x) as stated as to representations and warranties which contain materiality limitations, and (y) and in all material respects as to all other representations and warranties; and

          (d) the fact that, immediately after such Borrowing, the conditions set forth in clauses (i) and (ii) of Section 2.01(a) shall have been satisfied.

     Each Borrowing (both Syndicated and Money Market), other than of a Refunding Loan, hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Parent represents and warrants, as to itself and the Subsidiaries, and each of the Borrowers represents and warrants, as to itself, that:

          SECTION 4.01. Corporate Existence and Power.  Each Borrower is a
                        -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where the failure to qualify would have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. Corporate and Governmental Authorization; No
                        --------------------------------------------
Contravention.  The execution, delivery and performance by each Borrower and the
-------------
Parent of this Agreement, the Notes, the Parent Guaranty and the other Loan Documents (i) are within such Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or any of the Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of such Borrower or any of the Subsidiaries.

          SECTION 4.03. Binding Effect.  This Agreement and the Parent Guaranty
                        --------------
each constitute a valid and binding agreement of each Borrower and the Parent, respectively, enforceable in accordance with its terms, and the Notes, and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrowers parties thereto, enforceable in accordance with their respective terms, provided
                                                                        --------
that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          SECTION 4.04. Financial Information.  (a) The consolidated balance
                        ---------------------
sheet of the Parent and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen & Co., copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Parent for the interim period ended June 30, 1997, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP (except for year-end adjustments and the absence of footnotes in the case of interim statements), the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

          (b) Since June 30, 1997 there has been no event, act, condition or occurrence having a Material Adverse Effect. The parties hereto acknowledge and agree that the Spin Off shall not constitute the occurrence of a Material Adverse Effect.

          SECTION 4.05. No Litigation.  There is no action, suit or proceeding
                        -------------
pending against or affecting the Parent or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.06. Compliance with ERISA.  Except as set forth in Schedule
                        ---------------------
4.06, as the same may be revised from time to time, (i) the Parent and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and (ii) neither the Parent nor any member of the Controlled Group is or ever has been obligated to any material contribution to any Multiemployer Plan.

          SECTION 4.07. Compliance with Laws; Payment of Taxes. Each Borrower
                        --------------------------------------
and Consolidated Subsidiary is in compliance with all applicable laws, regulations and similar requirements of governmental authorities the failure to comply with which would result in a Material Adverse Effect, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of each Borrower and Consolidated Subsidiary all Federal, state and local income, excise, property and other material tax returns which are required to be filed by them (or appropriate extensions of such filings have been obtained) and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of each Borrower or any Consolidated Subsidiary (which are not being contested in good faith by such Person) have been paid. The charges, accruals and reserves on the books of each Borrower and Consolidated Subsidiary in respect of taxes or other governmental charges are, in the opinion of Parent and each Borrower, adequate. United States federal income tax returns (where applicable) of each Borrower and Consolidated Subsidiary have been examined and closed through the Fiscal Year ended December 31, 1993.

          SECTION 4.08. Subsidiaries; Identification of Consolidated
                        --------------------------------------------
Subsidiaries.  Each of the Consolidated Subsidiaries which is not a Borrower is
------------
a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted in each case where the failure to have the same would have a Material Adverse Effect. As of the Closing Date, the Parent has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08 which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation, and which identifies Consolidated Subsidiaries as being such. After the Closing Date, in the event that Parent's Subsidiaries are no longer published in the Parent's annual reports filed with the Securities and Exchange Commission, Schedule 4.08 shall be supplemented from time to time by the Parent, with copies to the Agent and the Banks, to identify any additional Subsidiary and any Subsidiary which has become a Consolidated Subsidiary and which has not previously been shown as such on such annual reports or on Schedule 4.08 as previously supplemented.

          SECTION 4.09. Investment Company Act.  Neither any Borrower nor any
                        ----------------------
Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.10. Public Utility Holding Company Act. Neither any Borrower
                        ----------------------------------
nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          SECTION 4.11. Ownership of Property; Liens.  Each Borrower and each
                        ----------------------------
Consolidated Subsidiary has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.18.

          SECTION 4.12. No Default.  Neither any Borrower nor any Consolidated
                        ----------
Subsidiary is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          SECTION 4.13. Full Disclosure.  All information heretofore furnished
                        ---------------
by the Borrowers to the Agent or any Bank

(including, without limitation, information contained in the Parent's form 10-K annual report for Fiscal Year 1996 and form 10-Q quarterly report for the second Fiscal Quarter of 1997) for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrowers to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

          SECTION 4.14. Environmental Matters.  (a) Neither any Borrower nor any
                        ---------------------
Consolidated Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect and neither any Borrower nor any Consolidated Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA where the probable resulting liability would have a Material Adverse Effect. Except as disclosed on Schedule 4.14, as revised from time to time, to the knowledge of the Parent, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. (S) 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA, in each case under circumstances which have or could reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed on Schedule 4.14, as revised from time to time, to the knowledge of the Parent, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements, except in such instances where such failure of compliance would not have a Material Adverse Effect.

          (c) Except as disclosed on Schedule 4.14, as revised from time to time, each Borrower, and each of the Subsidiaries has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and each Borrower's and each Consolidated Subsidiary's respective businesses, except in such instances where such failure of compliance would not have a Material Adverse Effect.

          SECTION 4.15. Capital Stock.  All Capital Stock, debentures, bonds,
                        -------------
notes and all other securities of each Borrower and each Consolidated Subsidiary presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. Except as set forth in
Schedule 4.15, as revised from time to time, the issued shares of Capital Stock of the Parent's Wholly Owned Subsidiaries which are owned by the Parent are owned by the Parent free and clear of any Lien or adverse claim and at least a majority of the issued shares of capital stock of each of the Parent's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Parent free and clear of any Lien or adverse claim.

          SECTION 4.16. Margin Stock.  Neither any Borrower nor any Subsidiary
                        ------------
is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation U or Regulation X.

          SECTION 4.17. Insolvency.  After giving effect to the execution and
                        ----------
delivery of the Loan Documents and the making of the Loans under this Agreement:
(i) no Borrower will (x) be "insolvent," within the meaning of such term as used in O.C.G.A. (S) 18-2-22 or as defined in (S) 101 of the "Bankruptcy Code", or
Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or
(z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of each Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable state law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

          SECTION 4.18. Insurance.  Each Borrower and each Consolidated
                        ---------
Subsidiary has (either in the name of such Borrower or in such Consolidated Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in comparable amounts and against comparable risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                                   ARTICLE V

                                   COVENANTS

          The Borrowers agree that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

           SECTION 5.01. Information.  The Parent will deliver to each of the
                         -----------
Banks:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

          (b) as soon as available and in any event within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by an Authorized Officer or the chief accounting officer of the Parent;

          (c) within 10 Domestic Business Days after the delivery of each set of financial statements referred to in paragraph (a) above and simultaneously with the delivery of each set of financial statements referred to in paragraph (b) above, a certificate, substantially in the form of Exhibit F
                                                                      ---------
     (a "Compliance Certificate"), of an Authorized Officer or the chief accounting officer of the Parent (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of Sections 5.15 through 5.20, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

          (e) within 5 Domestic Business Days after a Principal Officer becomes aware of the occurrence of any Default, a certificate of an Authorized Officer or the chief accounting officer of the Parent setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice, provided, however, that each of the foregoing notices shall not be required to be given unless the reportable event, withdrawal liability, plan termination, or trustee appointment involved could reasonably be expected to give rise to a liability of more than $1,000,000 on the part of the Parent or any of its Subsidiaries; and

          (i) from time to time such additional information regarding the financial position or business of the Borrowers and the Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

           SECTION 5.02. Inspection of Property, Books and Records.
                         -----------------------------------------

          (a) Each Borrower will keep, and the Parent will cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

          (b) Prior to the occurrence of a Default, each Borrower will, and the Parent will cause each Consolidated Subsidiary to, permit representatives of any Bank at such Bank's expense after reasonable notice during regular business hours (which date of visit shall be mutually agreed upon but shall not be later than 2 weeks after the date requested by such Bank) to visit and inspect, in the company of any of the Principal Officers or their designees and their independent public accountants, any of their respective properties, and to examine and make abstracts from any of their respective books and records and to discuss with any of the Principal Officers the respective affairs, finances and accounts of the Parent and its Subsidiaries.

          (c) After the occurrence of a Default, each Borrower will permit, and the Parent will cause each Consolidated Subsidiary to permit, at the Borrower's expense, representatives of any Bank to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants.

Each Borrower agrees to cooperate and assist in such visits and inspections set forth in paragraphs (b) and (c) above in this Section, in each case at such reasonable times and as often as may reasonably be desired. Provided, however,
(i) in no event shall any Bank have access to information prohibited by law, and
(ii) in the event any Bank desires to inspect confidential matters (which matters shall in no event include financial information and data of the Parent or its Subsidiaries or other information the Banks may require in order to determine compliance with this Agreement) under this Section, such Bank shall execute a confidentiality agreement relating to such matters, which agreement shall contain reasonable terms acceptable to such Bank and its counsel.

          SECTION 5.03. Maintenance of Existence.  The Parent shall and shall
                        ------------------------
cause each Consolidated Subsidiary to maintain its corporate existence (except for any corporate reorganization, dissolutions or liquidations expressly permitted by Section 5.04 or 5.05 hereof) and to carry on its business in substantially the same manner and in substantially the same field as such business is now carried on and maintained.

          SECTION 5.04. Dissolution.  Neither any Borrower nor any Consolidated
                        -----------
Subsidiaries shall (a) suffer or permit dissolution or liquidation either in whole or in part, or (b) redeem or retire any shares of its own stock or that of any Consolidated Subsidiary, except (i) through corporate reorganization to the extent permitted by Section 5.05, or (ii) solely in accordance with its policies and programs approved by the Parent's Board of Directors from time to time, but in no event during the existence of an uncured Event of Default, whether caused by such dissolution, liquidation or otherwise.

          SECTION 5.05. Consolidations, Mergers and Sales of Assets. No Borrower
                        -------------------------------------------
will, nor will the Parent permit any Consolidated Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any Subsidiary or division, provided that (a) any Borrower may merge with another
                        --------
Person (provided that in the event of such merger involving the Parent, the Parent is the surviving Person) if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) a Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries may merge with one another or with the Parent or with any other Person which will become a Subsidiary as a result of such merger, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a Subsidiary or division shall not prohibit,
(i) during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a Subsidiary or division (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a Subsidiary or division to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other Subsidiaries or divisions discontinued, in any Fiscal Year contributed more than 17.5% of Consolidated Operating Profits for the immediately preceding Fiscal Year (which amount shall be exclusive of any Consolidated Operating Profits attributable to the operations of the Parent's Insurance Services

Group prior to the Spin Off), or (ii) sales of accounts receivable in connection with an accounts receivable securitization program in which the aggregate principal amount invested by the purchaser of such receivables does not exceed $150,000,000 at any one time.

          SECTION 5.06. Use of Proceeds.  The Borrowers will use the proceeds of
                        ---------------
the Loans hereunder for general corporate purposes (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations thereunder);

provided, that in the event the Parent or any Borrower intends to use the
--------
proceeds of any of the Loans hereunder to finance or refinance, directly or indirectly, an Acquisition of any Person (or the acquisition of (i) more than 50% of the publicly traded stock (of any class) of any Person or (ii) any of the publicly traded stock (of any class) of any Person after the Parent, such Borrower or any of the Subsidiaries shall have been required to file a Schedule 13D under the Securities Exchange Act of 1934, as amended, with respect to such stock), then unless such Acquisition (or such other acquisition) has been approved by the board of directors of such Person or officers thereof duly authorized to do so, then (A) the Parent or such Borrower shall give the Agent and the Banks written notice, not less than 10 days prior to the earlier of (x) the public announcement or other commencement of a tender offer or (y) the commencement of solicitation of proxies in the opposition to the Board of Directors of the Person proposed to be acquired, of such intent (which notice shall describe the proposed Acquisition or such other acquisition in reasonable detail), and (B) notwithstanding any other provision of the Credit Agreement, each Bank shall have the right to assign all of its interest in its Loans and Commitments under the Facility, after first offering such assignment of its interest to each of the other Banks, without the consent of the Agent or the Parent, provided that such Assignment is made within 90 days after such Bank receives notice of such Acquisition (or other acquisition).

          SECTION 5.07. Compliance with Laws; Payment of Taxes. The Parent will,
                        --------------------------------------
and will cause each of the Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except (i) where the necessity of such compliance is being contested in good faith through appropriate proceedings, or (ii) where the failure to do so would not have a Material Adverse Effect. The Parent will, and will cause each of the Subsidiaries to, pay prior to the time the same become delinquent all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Parent or any Consolidated Subsidiary, except (i) liabilities being contested in good faith and against which, if requested by the Agent, the Parent will set up reserves in accordance with GAAP, or (ii) where the failure to do so would not have a Material Adverse Effect.

          SECTION 5.08. Insurance.  Each Borrower will maintain, and the Parent
                        ---------
will cause each of the Subsidiaries to maintain (either in the name of such Borrower or in such Consolidated Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property material to its business in comparable amounts and against such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

           SECTION 5.09. Change in Fiscal Year.  No Borrower will change its
                         ---------------------
Fiscal Year without the consent of the Required Banks.

          SECTION 5.10. Maintenance of Property.  Each Borrower shall, and the
                        -----------------------
Parent shall cause each Consolidated Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

          SECTION 5.11. Environmental Notices.  Upon becoming aware of such
                        ---------------------
matters, the Parent shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing, in each case if the same would have a Material Adverse Effect.

          SECTION 5.12. Environmental Matters.  Except as set forth in Schedule
                        ---------------------
5.12, as revised from time to time, neither any Borrower nor any Consolidated Subsidiary will, and the Parent will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials, except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements in each case where the failure to comply would not have a Material Adverse Effect.

          SECTION 5.13. Environmental Release.  Each Borrower (and the Parent,
                        ---------------------
with respect to the Subsidiaries) agrees that upon the occurrence of an Environmental Release at or on any of the Properties owned by it or any Consolidated Subsidiary, it will take appropriate action required by applicable law, except in such cases where the failure to take such action would not have a Material Adverse Effect.

          SECTION 5.14. Transactions with Affiliates.  Neither any Borrower nor
                        ----------------------------
any of its Consolidated Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of such Borrower or such Subsidiary (which Affiliate is not a Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

          SECTION 5.15. Restricted Investments. The Parent will not, and will
                        ----------------------
not permit any of its Subsidiaries to, make any Restricted Investments unless, after giving effect thereto, the aggregate amount of all such Restricted Investments outstanding at any time does not exceed 20% of the Parent's Consolidated Total Assets; provided that (i) the foregoing shall be tested as at
                           --------
the end of each Fiscal Quarter, and (ii) after giving effect to the making of any Restricted Investments permitted by this Section, the Borrowers will be in full compliance with all the provisions of this Agreement.

           SECTION 5.16. Intentionally Deleted.
                         ---------------------

          SECTION 5.17. Debt of Consolidated Subsidiaries. The Borrowers (other
                        ---------------------------------
than the Parent) shall not, and the Parent shall not permit any other Consolidated Subsidiary to, incur or permit to exist any Debt not in existence on the Closing Date, and extensions or renewals thereof, other than (i) the obligations to the Banks under this Agreement; (ii) Debt of the types described in clause (vii) of the definition of Debt which is incurred in the ordinary course of business in connection with (1) the sale or purchase of goods, or (2) to assure performance of any Subsidiaries' service contracts, operating leases, obligations to a utility or a governmental entity, or worker's compensation obligations; and (iii) Debt (including Debt secured by Liens permitted by Section 5.18) not exceeding an aggregate amount outstanding at any time equal to 20% of Consolidated Net Tangible Assets.

     Any corporation which becomes a Consolidated Subsidiary after the date hereof shall for all purposes of this Section be deemed to have created, assumed or incurred at the time it becomes a Consolidated Subsidiary all Debt of such corporation existing immediately after it becomes a Consolidated Subsidiary.

          SECTION 5.18. Negative Pledge.  The Borrowers shall not, and the
                        ---------------
Parent shall not permit any Consolidated Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement and disclosed on
     Schedule 5.18(a);
     ----------------

          (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

          (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that (i) such Lien attaches
                                           --------
     to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof, and (ii) such acquisition is not in connection with the purchase of all or substantially all of the assets of a Person;

          (d) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into any Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by any Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

          (f) Liens securing Debt owing by any Subsidiary to the Parent or another Wholly Owned Subsidiary;

          (g) Liens on and transfers of accounts receivable in connection with an accounts receivable securitization program in which the aggregate principal amount invested by the purchaser of such receivables does not exceed $150,000,000 at any one time;

          (h) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by
                                 --------
     any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

          (i) any Lien on Margin Stock (subject to the limitation of Debt secured thereby set forth in Section 5.18(p) below);

          (j) subject to Section 6.01(k), Liens for taxes (including ad valorem taxes), assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of such Borrower or Subsidiary, as the case may be, in accordance with GAAP;

          (k) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of such Borrower or such Subsidiary, as the case may be, in accordance with GAAP;

          (l) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security benefits or obligations or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, provided that such Liens were not incurred in connection with the incurrence of any Debt;

          (m) zoning ordinances, easements, licenses, restrictions on the use of real property and minor irregularities in title thereto which do not materially impair the use of such property and the operation of the business of such Borrower or such Subsidiary (as the case may be) thereon or the value of such property;

          (n) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect;

          (o) rights reserved to or invested in any municipality or governmental, statutory or public authority to control or regulate any property of such Borrower or such Subsidiary, as the case may be, or to use such property in a manner which does not materially impair the use of such property for the purposes of which it is held by such Borrower or such Subsidiary, as the case may be; and

          (p) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt (other than indebtedness represented by the Notes), which, when added to the principal amount of Debt secured by Margin Stock, in the aggregate principal amount at any time outstanding, does not exceed 20% of Consolidated Net Tangible Assets.

          SECTION 5.19. Interest Coverage Ratio.  At the end of each Fiscal
                        -----------------------
Quarter commencing with the Fiscal Quarter ending September 30, 1997, the Interest Coverage Ratio shall be greater than or equal to 3.0 to 1.0, determined in accordance with GAAP.

          SECTION 5.20. Ratio of Consolidated Funded Debt to Cash Flow.  At the
                        ----------------------------------------------
end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1997, the ratio of Consolidated Funded Debt to Cash Flow for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters shall not exceed 4.0 to 1.0, determined in accordance with GAAP.


                                  ARTICLE VI

                                   DEFAULTS

          SECTION 6.01. Events of Default.  If one or more of the following
                        -----------------
events ("Events of Default") shall have occurred and be continuing:

          (a) any Borrower shall fail to pay (i) when due any principal of any Loan or (ii) any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or (iii) any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

          (b) any Borrower shall fail to observe or perform any covenant (i) contained in Sections 5.17 or 5.18 and such failure shall not have been cured within 15 days after the earlier to occur of (1) written notice thereof has been given to the Parent by the Agent at the request of any Bank or (2) the Parent otherwise becomes aware of any such failure, or (ii) contained in Sections 5.01(e), 5.02(b), 5.02(c), 5.03 to 5.06, inclusive, 5.15, 5.19 or 5.20; or

          (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Parent by the Agent at the request of any Bank or (ii) the Parent otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by any Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) any Borrower or any Consolidated Subsidiary shall fail to make any payment in respect of Debt (or Synthetic Lease Obligations) in an aggregate principal amount in excess of $20,000,000 outstanding (other than the Notes) when due or within any applicable grace period; or

          (f) any event or condition shall occur which results in the acceleration of the maturity of Debt (or Synthetic Lease Obligations) of any Borrower or any Consolidated Subsidiary in an aggregate principal amount outstanding equal to or in excess of $20,000,000 (including, without limitation, any required mandatory prepayment or "put" of such Debt (or Synthetic Lease Obligations) to any Borrower or any Consolidated Subsidiary which can be effected by the holder of such Debt (or such Synthetic Lease Obligations) upon the occurrence of an event in the nature of a default) or enables the holders of such Debt (or Synthetic Lease Obligations) or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Debt (or Synthetic Lease Obligations) to any Borrower or any Consolidated Subsidiary which can be effected by the holder of such Debt (or Synthetic Lease Obligations) upon the occurrence of an event in the nature of a default), excluding, however, from this paragraph (f), (i) any "put" of Debt to any Borrower or any Consolidated Subsidiary pursuant to the CSC Put, and (ii) any "put" to any Borrower or any Consolidated Subsidiary of Debt evidenced by the Parent's 6 1/2% Senior Notes due 2003 pursuant to the Indenture relating thereto, unless the event resulting in such "put" under this clause (ii) shall have a Material Adverse Effect; or

          (g) any Borrower or any Consolidated Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against any Borrower or any Consolidated Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower or any Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) any Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing which results in an obligation which would have a Material Adverse Effect; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter which results in an obligation which would have a Material Adverse Effect; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated which results in an obligation which would have a Material Adverse Effect; or any Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan which results in an obligation which would have a Material Adverse Effect; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000 (exclusive of the portion of the judgment amount fully covered by insurance where the insurer has admitted liability in respect of such judgment in writing) shall be rendered against any Borrower or any Consolidated Subsidiary and (i) such judgment or order shall not be discharged within or shall continue unsatisfied and unstayed for a period of 30 days after the entry thereof, or (ii) such Borrower or the applicable Consolidated Subsidiary shall not appeal such judgment within such 30 day period and the execution of such judgment shall not be stayed during such appeal; or

          (k) a federal tax lien shall be filed against any Borrower or any Consolidated Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against any Borrower or any Consolidated Subsidiary under Section 4068 of ERISA and in either case the amount of such lien shall exceed $5,000,000 and shall remain undischarged for a period of 25 days after the date of filing; or

          (l) (i) any Person or two or more Persons acting in concert shall, after the Closing Date, have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of the voting stock of the Parent; or (ii) as of any date a majority of the Board of Directors of the Parent consists of individuals who were not either (A) directors of the Parent as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A) and individuals described in clause
     (B); or

          (m) any breach or default occurs under the Parent Guaranty;

then, and in every such event,(i) the Agent shall if requested by the Required Banks, by notice to the Parent on behalf of the Borrowers terminate the Commitments and they shall thereupon terminate, (ii) any Bank may terminate its obligation to fund a Money Market Loan in connection with any relevant Money Market Quote, and (iii) the Agent shall if requested by the Required Banks, by notice to the Borrowers declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers together with interest at the Default Rate accruing on the principal amount thereof from and after the date and during the continuation of such Event of

Default; provided that if any Event of Default specified in paragraph (g) or (h)
         --------
above occurs with respect to any Borrower, without any notice to such Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date and during the continuation of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

          SECTION 6.02. Notice of Default.  The Agent shall give notice to the
                        -----------------
Parent on behalf of each Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII

                                   THE AGENT

          SECTION 7.01. Appointment; Powers and Immunities.  Each Bank hereby
                        ----------------------------------
irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this
Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

          SECTION 7.02. Reliance by Agent.  The Agent shall be entitled to rely
                        -----------------
upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          SECTION 7.03. Defaults.  The Agent shall not be deemed to have
                        --------
knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          SECTION 7.04. Rights of Agent as a Bank.  With respect to the Loans
                        -------------------------
made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrowers (and any of their Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrowers (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrowers and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

          SECTION 7.05. Indemnification.  Each Bank severally agrees to
                        ---------------
indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrowers, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be
                                     --------  -------
liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          SECTION 7.06  Consequential Damages.  THE AGENT SHALL NOT BE
                        ---------------------
RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 7.07. Payee of Note Treated as Owner.  The Agent may deem and
                        ------------------------------
treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

          SECTION 7.08. Nonreliance on Agent and Other Banks. Each Bank agrees
                        ------------------------------------
that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

          SECTION 7.09. Failure to Act.  Except for action expressly required of
                        --------------
the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

          SECTION 7.10. Resignation or Removal of Agent.  Subject to the
                        -------------------------------
appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrowers and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                                 ARTICLE VIII

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

          SECTION 8.01. Basis for Determining Interest Rate Inadequate or
                        -------------------------------------------------
Unfair.  If on or prior to the first day of any Interest Period:

          (a) the Agent determines that deposits in Dollars or any Foreign Currency (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) the Required Banks advise the Agent that the London Interbank Offered Rate or IBOR, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Fixed Rate Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the type of Fixed Rate Loans specified in such notice shall be suspended.
Unless the relevant Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          SECTION 8.02. Illegality.  If, after the date hereof, the adoption of
                        ----------
any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or Foreign Currency Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrowers, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Foreign Currency Loans, as the case may be, to maturity and shall so specify in such notice, the relevant Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan or Foreign Currency Loans, as the case may be, of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan or Foreign Currency Loans, as the case may be, the relevant Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Foreign Currency Loans, as the case may be, of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03. Increased Cost and Reduced Return.  (a) If after the
                        ---------------------------------
date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any
Authority:

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, (1) any such requirement imposed by the Board of Governors of the Federal Reserve System, and (2) with respect to any Euro-Dollar Loan, any reserve requirement described in the definition of Euro-Dollar Reserve Percentage in excess of the reserve requirement of the Agent, but excluding, with respect to any Foreign Currency Loan, any such requirement described in the definition of Adjusted IBOR Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

          (ii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the relevant Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction, but in no event shall the Borrower be liable for amounts incurred more than 90 days prior to receipt of such demand.

          (c) Each Bank will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d) Notwithstanding the foregoing, in the event the Borrowers are required to pay any Bank amounts pursuant to

Section 2.12, Section 8.02 or this Section 8.03 and the designation of a different Lending Office pursuant to Section 2.12, Section 8.02 or Section 8.03(c) will not avoid the need for compensation to such Bank (an "Affected Bank"), the Borrower may give notice to such Affected Bank (with copies to the Agent) that it wishes to seek one or more assignees (which may be one or more of the Banks) to assume the Commitment of such Affected Bank and to purchase its outstanding Loans and Notes; provided, that if there is more than one Affected
                             --------
Bank which has requested substantially and proportionally equal compensation hereunder, the Borrower shall elect to seek an assignee to assume the Commitments of all such Affected Banks. Each Affected Bank agrees to sell its Commitment, Loans, Notes and interest in this Agreement in accordance with
Section 9.08(c) to any such assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes, plus all other fees and amounts (including, without limitation, any compensation due to such Affected Banks under Section 2.12, Section 8.02 or this Section 8.03) due to such Affected Bank hereunder calculated, in each case, to the date such Loans, Notes and interest are purchased. Upon such sale or prepayment, each such Affected Bank shall have no further commitment or other obligation to the Borrower hereunder or under any Note.

          (e) The provisions of this Section 8.03 (i) shall be applicable with respect to any Assignee, and any calculations required by such provisions shall be made based upon the circumstances of such Assignee and (ii) shall constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

          SECTION 8.04. Base Rate Loans or Other Fixed Rate Loans Substituted
                        -----------------------------------------------------
for Affected Fixed Rate Loans.  If (i) the obligation of any Bank to make or
-----------------------------
maintain any type of Fixed Rate Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' or Foreign Currency Business Days, as applicable, prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be made instead as Base Rate Loans, except that if such demand for compensation relates to Foreign Currency Loans, but not Euro-Dollar Loans, as either Base Rate Loans or Euro-Dollar Loans, as the relevant Borrower may elect in the notice to such Bank through the Agent referred to hereinabove (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans or Foreign Currency Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 8.05. Compensation.  Upon the request of any Bank, delivered
                        ------------
to the Borrower and the Agent, the Borrowers shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

          (a) any payment or prepayment (pursuant to Section 2.10, 2.11, 6.01,
8.02 or otherwise) of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Fixed Rate Loan; or

          (b) if the Banks have permitted prepayment of any Fixed Rate Loan, any failure by the relevant Borrower to prepay such Fixed Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (c) any failure by a Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02 or notification of acceptance of Money Market Quotes pursuant to Section 2.03(e); or

          (d) any failure by a Borrower to pay a Foreign Currency Loan in the applicable Foreign Currency;

such compensation to include, without limitation, as applicable: (A) an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on (i) deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Fixed Rate Loan is a Euro-Dollar Loan), or (ii) any deposit in a Foreign Currency of comparable amounts having terms comparable to such period placed with it by lending banks in the applicable interbank market for such Foreign Currency (if such Fixed Rate Loan is a Foreign Currency Loan); or (B) any such loss, cost or expense incurred by such Bank in liquidating or closing out any foreign currency contract undertaken by such Bank in funding or maintaining such Fixed Rate Loan (if such Fixed Rate Loan is a Foreign Currency Loan).

      SECTION 8.06.  Failure to Pay in Foreign Currency.  If any Borrower is
                     ----------------------------------
unable for any reason to effect payment in a Foreign Currency as required by this Agreement or if any Borrower shall default in the Foreign Currency, each Bank may, through the Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which any Borrower shall make such payment in Dollars, such Borrower agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof.

          SECTION 8.07.  Judgment Currency.  If for the purpose of obtaining
                         -----------------
judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency, the rate of exchange used shall be the Agent's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Foreign Currency Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the relevant Borrower in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Foreign Currency Business Day following receipt by the Agent of any payment in a currency other than the relevant Foreign Currency the Agent is able (in accordance with normal banking procedures) to purchase an amount of the relevant Foreign Currency with such other currency equal to the amount owed. If the amount of the relevant Foreign Currency that the Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, such Borrower shall indemnify the Banks for the shortfall.

          SECTION 8.08.  Limitation on Certain Payment Obligations. (a) Each
                         -----------------------------------------
Bank or the Agent shall make written demand on any Borrower for indemnification or compensation pursuant to Section 8.03, 8.05 or 8.06 hereof no later than 120 days after the event giving rise to the claim for indemnification or compensation occurs.

          (b) In the event that any Bank or the Agent fails to give any Borrower notice within the applicable time limitation prescribed in (a) above, neither such Borrower nor any other Borrower shall have any obligation to pay such claim for compensation or indemnification hereunder.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------


          SECTION 9.01. Notices.  All notices, requests and other communications
                        -------
to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII
         --------
shall not be effective until received.

          SECTION 9.02. No Waivers.  No failure or delay by the Agent or any
                        ----------
Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03. Expenses; Documentary Taxes.  The Borrowers shall pay
                        ---------------------------
(i) all reasonable out-of-pocket expenses of the Agent, including actual fees and disbursements of special counsel for the Banks and the Agent, in connection with the preparation and negotiation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and the Banks, including actual fees and disbursements of outside counsel or the equivalent allocated costs of in-house counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrowers shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, and other similar taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

          SECTION 9.04. Indemnification.  The Borrowers shall indemnify the
                        ---------------
Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all actual losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrowers of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrowers of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrowers shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, actual and reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified; provided, however, that a Borrower
                                            --------  -------
shall not be liable under this Section 9.04 in connection with any claim under any cause of action by or against any Person indemnified under this Section 9.04 with respect to which and solely to the extent to which such Borrower or an Affiliate of such Borrower is both (i) adverse to the Person being indemnified with respect to such claim under such cause of action, and (ii) the prevailing party with respect to such claim under such cause of action.

          SECTION 9.05  Setoff; Sharing of Setoffs.  (a) Each Borrower agrees
                        --------------------------
that the Agent and each Bank, and Wachovia as to the Swing Loan Note, shall have a lien for all indebtedness and obligations owing to them from such Borrower under the Loan Documents upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Bank or otherwise in the possession or control of the Agent or any such Bank for any purpose for the account or benefit of such Borrower and including any balance of any deposit account or of any credit of such Borrower with the Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Agent and each Bank at any time or times during the continuation of an Event of Default with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by such Borrower to the Banks and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

          (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
                                                                 --------
(i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

          SECTION 9.06. Amendments and Waivers.  (a) Any provision of this
                        ----------------------
Agreement, the Notes, the Parent Guaranty or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the

Borrowers or the Parent (with respect to the Parent Guaranty) and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all
        --------
Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees (other than fees payable to the Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, or
(vii) release any the Parent Guaranty or any other Guarantee given to support payment of the Loans.

          (b) The Borrowers will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrowers and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrowers to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks.
The Borrowers will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

          SECTION 9.07. No Margin Stock Collateral.  Each of the Banks
                        --------------------------
represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. Successors and Assigns.  (a)  The provisions of this
                        ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

          (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. The Borrowers agree that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

          (c) Subject to the proviso set forth below, any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or in the case of its Syndicated Loans and Commitments, a proportionate part of all its Syndicated Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, subject to clause (iii) below, by the Parent); provided that (i) no interest may be sold by a Bank
                       -------------
pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $15,000,000, (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank (or an Affiliate of a Bank) without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld, (iv) no Bank may have more than 2 Assignees that are not then Banks or Affiliates thereof at any one time, and (v) except during the continuance of a Default, the Agent may not assign more than 50% of its Commitment in effect as of the Closing Date. Upon
(A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Parent, (B) delivery of an executed copy of the Assignment and Acceptance to the Parent and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Parent, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to such Assignee.

          (d) Subject to the provisions of Section 9.09 (which shall be binding on each Transferee), the Borrowers authorize each Bank to disclose to any potential and actual Participant or potential and actual Assignee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrowers which has been delivered to such Bank by the Borrowers pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

          (e) No Transferee shall be entitled to receive any greater payment under Section 2.12(d), Section 8.03, or Section 8.05 than the transferor Bank would have been entitled to receive with respect to the rights transferred as such transferred rights existed as of such date, unless such transfer is made
(i) with the Borrower's prior written consent, (ii) by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances, or (iii) at a time when the circumstances giving rise to such greater payment did not exist.

          (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

          SECTION 9.09. Confidentiality.  Each Bank agrees to exercise
                        ---------------
commercially reasonable efforts to keep any information delivered or made available by the Borrowers to it which is clearly indicated to be confidential information (including, without limitation, the information set forth in the Foreign Jurisdiction Letter, a copy of which has been delivered to each of the Banks prior to the Closing Date), confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however
                                                               --------  -------
that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency,
(iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential
                      --------
information be required by virtue of clause (ii) of the immediately preceding sentence, any relevant Bank shall promptly notify the Borrowers of same (unless prohibited by such order in clause (ii)) so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further,
                                                          --------  -------
that, no Bank shall be required to delay compliance with any directive to
----
disclose any such information so as to allow the Borrowers to effect any such action.

          SECTION 9.10. Representation by Banks.  Each Bank hereby represents
                        -----------------------
that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that,
                                                         --------  -------
subject to Section 9.08, the disposition of the

Note or Notes held by that Bank shall at all times be within its exclusive control.

          SECTION 9.11. Obligations Several.  The obligations of each Bank
                        -------------------
hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

          SECTION 9.12. Georgia Law.  This Agreement and each Note shall be
                        -----------
construed in accordance with and governed by the law of the State of Georgia.

          SECTION 9.13. Severability.  In case any one or more of the provisions
                        ------------
contained in this Agreement, the Notes, the Parent Guaranty or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

          SECTION 9.14. Interest.  In no event shall the amount of interest, and
                        --------
all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless a Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrowers not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) such Borrower shall not seek or pursue any other remedy, legal or equitable , against the Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrowers, the Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

          SECTION 9.15. Interpretation.  No provision of this Agreement or any
                        --------------
of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction.  Each
                        ---------------------------------------------
Borrower (a) and each of the Banks and the Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof sitting in Fulton County, Georgia and the United States District Courts sitting in Fulton County, Georgia, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrowers. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrowers, within any other state or jurisdiction.

          SECTION 9.17. Counterparts.  This Agreement may be signed in any
                        ------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 9.18. Source of Funds -- ERISA.  Each of the Banks hereby
                        ------------------------
severally (and not jointly) represents to the Borrowers that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor
(ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                        EQUIFAX INC.


                                        By:
                                           ---------------------------------
                                           Title:

                                        1600 Peachtree Street, N.W.
                                        Atlanta, Georgia  30309
                                        Attention: Assistant Treasurer
                                        Telecopier number: (404) 888-3528
                                        Confirmation number: (404) 885-8059

COMMITMENTS                             WACHOVIA BANK, N.A.,
-----------                             as Agent and as a Bank        (SEAL)

$125,000,000                            By:
 -----------                               ---------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        191 Peachtree Street, N.E.
                                        Atlanta, Georgia 30303-1757
                                        Attention: Brad Marcus
                                        Telecopier number: 404-332-5016
                                        Confirmation number: 404-332-5920

                                        NATIONSBANK, N.A.
                                        as Co-Agent and as a Bank        (SEAL)

$87,500,000
 ----------                             By:
                                           -----------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        600 Peachtree Street, N.E.
                                        21st Floor
                                        Atlanta, Georgia 30308
                                        Attention: Kathy Robinson
                                        Telecopier number: 404-607-6484
                                        Confirmation number: 404-607-5887

                                        BANK OF AMERICA NT&SA
                                        as Co-Agent and as a Bank        (SEAL)

$87,500,000
 ----------                             By:
                                           -----------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        1230 Peachtree Street
                                        Suite 3800
                                        Atlanta, Georgia 30309
                                        Attention: Michelle Kacergis
                                        Telecopier number: 404-249-6938
                                        Confirmation number: 404-249-6906

                                        SUNTRUST BANK, ATLANTA
                                        as Co-Agent and as a Bank        (SEAL)

$87,500,000
 ----------                             By:
                                           -----------------------------------
                                           Title:



                                        By:
                                           -----------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        25 Park Place
                                        Atlanta, Georgia 30303
                                        Attention: Brian Peters
                                        Telecopier number: 404-588-8833
                                        Confirmation number: 404-827-6118

                                        THE FIRST NATIONAL BANK OF CHICAGO
                                        as Co-Agent and as a Bank        (SEAL)

$87,500,000
 ----------                             By:
                                           -----------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        One First National Plaza
                                        Suite 0374634
                                        Chicago, Illinois 60670
                                        Attention: Brett C. Neubert
                                        Telecopier number: 312-732-2991
                                        Confirmation number: 312-732-2752

                                        CIBC INC.
                                        as a Bank                        (SEAL)

$70,000,000
 ----------                             By:
                                           -----------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        2727 Paces Ferry Road
                                        Bldg. 2, Suite 1200
                                        Atlanta, Georgia 30339
                                        Attention: Roger Colden
                                        Telecopier number: 770-319-4954
                                        Confirmation number: 770-319-4902

                                        CITIBANK, N.A.
                                        as a Bank                        (SEAL)

$45,000,000
 ----------                             By:
                                           -----------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        400 Perimeter Center Terrace
                                        Suite 600
                                        Atlanta, Georgia 30346
                                        Attention: Bruce Simmons
                                        Telecopier number: 770-668-8137
                                        Confirmation number: 770-668-8108

                                        BARCLAYS BANK
                                        as a Bank                        (SEAL)

$45,000,000
 ----------                             By:
                                           -----------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        75 Wall Street
                                        New York, New York 10265
                                        Attention: Terrance Bullock
                                        Telecopier number: 212-412-7590
                                        Confirmation number: 212-412-2554

                                        MELLON BANK, N.A.
                                        as a Bank                         (SEAL)

$45,000,000
 ----------                             By:
                                           -----------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        One Mellon Bank Center
                                        Room 4350
                                        Pittsburgh, Pennsylvania 15258-0001
                                        Attention: Chip Staub
                                        Telecopier number: 412-236-1914
                                        Confirmation number: 412-234-1068

                                        BANK OF TOKYO-MITSUBISHI, LTD.
                                        as a Bank                        (SEAL)

$45,000,000
 ----------                             By:
                                           -----------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        133 Peachtree Street, N.E.
                                        Suite 4970
                                        Atlanta, Georgia 30303-1808
                                        Attention: Bill Otott
                                        Telecopier number: 404-577-1155
                                        Confirmation number: 404-222-4208

                                        THE FIRST UNION NATIONAL BANK
                                        as a Bank                         (SEAL)

$45,000,000
 ----------                             By:
                                           -----------------------------------
                                           Title:

                                        Lending Office
                                        --------------

                                        999 Peachtree Street, N.E.
                                        12th Floor
                                        Atlanta, Georgia 30309
                                        Attention: Johnathan D. Hook
                                        Telecopier number: 404-225-4255
                                        Confirmation number: 404-225-4055



-----------------

TOTAL COMMITMENTS:

$750,000,000

                                                                     EXHIBIT A-1
                                                                     -----------

                         FORM OF SYNDICATED DOLLAR NOTE

                                Atlanta, Georgia

                             _______________, 1997


          For value received, [INSERT BORROWER NAME], a [_______] corporation (the "Borrower"), promises to pay to the order of _______________,(the "Bank"), for the account of its Lending Office, the principal sum of ___________________________________ AND NO/100 DOLLARS ($______), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Syndicated Dollar Note on the dates and at the rate or rates provided for Syndicated Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

          All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that
                                                                  --------
the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This Syndicated Dollar Note is one of the Syndicated Dollar Notes referred to in the Credit Agreement dated as of November 21, 1997 among the Equifax Inc., its Wholly Owned Subsidiaries parties thereto, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

          IN WITNESS WHEREOF, the Borrower has caused this Syndicated Dollar Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                             [BORROWER]                             (SEAL)



                             By: __________________________
                                 Title:

        SYNDICATED DOLLAR LOANS AND PAYMENTS OF PRINCIPAL
        --------------------------------------------------
        Base Rate,   Amount  Amount of
        or Euro-     of      Principal  Maturity  Notation
Date    Dollar Loan  Loan    Repaid     Date      Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     EXHIBIT A-2
                                                                     -----------


                            FORM OF SWING LOAN NOTE

                                Atlanta, Georgia

                          _____________________, 1997


         For value received, [insert name of Borrower], a [_______] corporation (the "Borrower"), promises to pay to the order of WACHOVIA BANK, N.A., (the "Bank"), for the account of its Lending Office, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000), or such lesser amount as shall equal the unpaid principal amount of each Swing Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Swing Loan Note at the rate provided for Swing Loans on the dates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

         All Swing Loans made by the Bank, the respective maturities thereof, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or
        --------
endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Swing Loan Note is the Swing Loan Note referred to in the Credit Agreement dated as of even date herewith among the Borrower, the other Borrowers and the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

         IN WITNESS WHEREOF, the Borrower has caused this Swing Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                             [BORROWER]                                (SEAL)



                             By: __________________________
                                 Title:

                     SWING LOANS AND PAYMENTS OF PRINCIPAL
--------------------------------------------------------------------------------
          Amount    Amount of
          of        Principal       Maturity       Notation
Date      Loan      Repaid          Date           Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     EXHIBIT A-3
                                                                     -----------


                            DOLLAR MONEY MARKET NOTE

                                Atlanta, Georgia

                            __________________, 1997


         For value received, [INSERT NAME OF BORROWER], a [___________________] corporation (the "Borrower"), promises to pay to the order of _______________, (the "Bank"), for the account of its Lending Office, the outstanding principal amount of each Dollar Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each Dollar Money Market Loan on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

         All Dollar Money Market Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided
                                                                       --------
that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Dollar Money Market Note is one of the Dollar Money Market Notes referred to in the Credit Agreement dated as of November 21, 1997 among Equifax Inc., its Wholly Owned Subsidiaries parties thereto, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

         IN WITNESS WHEREOF, the Borrower has caused this Dollar Money Market Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                              [BORROWER]                    (SEAL)



                              By: __________________________
                                  Title:

              DOLLAR MONEY MARKET LOANS AND PAYMENTS OF PRINCIPAL
--------------------------------------------------------------------------------

                  Amount  Amount of   Stated
        Interest  of      Principal  Maturity  Notation
Date    Rate      Loan    Repaid     Date      Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     EXHIBIT A-4
                                                                     -----------


                    FORM OF SYNDICATED FOREIGN CURRENCY NOTE

                                Atlanta, Georgia

                             _______________, 1997


          For value received, [INSERT BORROWER NAME], a [_______] corporation (the "Borrower"), promises to pay to the order of ______________________, a ____________________ (the "Bank"), for the account of its Lending Office, the outstanding principal amount of the Syndicated Foreign Currency Loans made by the Bank to the Borrower as Syndicated Foreign Currency Loans pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for Syndicated Foreign Currency Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency in immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

          All Syndicated Foreign Currency Loans made by the Bank, the respective maturities thereof, the Foreign Currency in which made, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to
                                    --------
make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This Note is one of the Syndicated Foreign Currency Notes referred to in the Credit Agreement dated as November 21, 1997 among the Borrower, the other Borrowers and the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                             [BORROWER]                         (SEAL)



                             By: __________________________
                                 Title:

          SYNDICATED FOREIGN CURRENCY LOANS AND PAYMENTS OF PRINCIPAL
          -----------------------------------------------------------

                    Amount of Amount of
         Interest   Loan and  Principal      Maturity   Notation
Date     Rate       Currency  Repaid         Date       Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     EXHIBIT A-5
                                                                     -----------

                       FOREIGN CURRENCY MONEY MARKET NOTE

                                Atlanta, Georgia

                             _______________, 1997


          For value received, [INSERT BORROWER NAME], a [_______] corporation (the "Borrower"), promises to pay to the order of _______________,(the "Bank"), for the account of its Lending Office, the outstanding principal amount of each Foreign Currency Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Foreign Currency Money Market Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency for each such Foreign Currency Money Market Loan in immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

          All Foreign Currency Money Market Loans made by the Bank, the respective maturities thereof, Foreign Currency in which made, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of
                                                  --------
the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This Foreign Currency Money Market Note is one of the Foreign Currency Money Market Notes referred to in the Credit Agreement dated as of November 21, 1997 among Equifax Inc., its Wholly Owned Subsidiaries parties thereto, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

          IN WITNESS WHEREOF, the Borrower has caused this Foreign Currency Money Market Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                              [BORROWER]                         (SEAL)



                              By: __________________________
                                  Title:

    FOREIGN CURRENCY MONEY MARKET LOANS AND PAYMENTS OF PRINCIPAL
  -------------------------------------------------------------------

                  Amount of  Amount of   Stated
        Interest  Loan and   Principal  Maturity  Notation
Date    Rate      Currency   Repaid     Date      Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------


                                   OPINION OF
                            COUNSEL FOR THE BORROWER
                            ------------------------

               [Dated as provided in Section 3.01 of the Credit Agreement]

To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attn:  Syndications Group

Dear Sirs:

          We have served as special counsel for Equifax, Inc., a Georgia corporation (the "BORROWER"), in connection with the Credit Agreement (the "CREDIT AGREEMENT"), dated as of November 21, 1997, among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein are used herein with the meanings ascribed to them in the Credit Agreement and in the Interpretative Standards (as defined below); provided, however, that in the event of any conflict between the definitions contained in the Credit Agreement (on the one hand) and those contained in the Interpretative Standards (on the other hand), the definitions in the Credit Agreement shall control.

          This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretative Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "INTERPRETATIVE STANDARDS"), which Interpretative Standards are incorporated in this opinion letter by this reference.

          In connection with this representation, we have examined fully executed counterparts of the following documents (items (a) through (c) below are hereinafter referred to collectively as the "CREDIT DOCUMENTS"):

          The Credit Agreement; The Notes, dated as of November 21, 1997, from the Borrower to each of the Lenders; The Parent Guaranty, dated as of November 21, 1997, from the Borrower; and The other documents and material written agreements listed on Schedule I attached
                                                          ----------
hereto.

          In the capacity described above, we also have considered such matters of law and of fact, together with such other records and documents of the Borrower, certificates of officers or other representatives of the Borrower, certificates of public officials, and such other documents as we have deemed appropriate for the opinions and confirmations herein set forth.

          The opinions set forth herein are limited to the laws of the State of Georgia (the "STATE") and any applicable federal laws of the United States.

          Based upon the foregoing, and subject to the other exceptions, assumptions and qualifications set forth or incorporated herein by reference, it is our opinion that:

          1. The Borrower was duly organized as a corporation, and is existing, and in good standing, under the laws of the State.

          2. The Borrower has the corporate power to execute and deliver the Credit Documents, to perform its obligations thereunder, to own and use its Assets and to conduct its business.

          3. The Borrower has duly authorized the execution and delivery of the Credit Documents and all performance by it thereunder.

          4.   The Borrower has duly executed and delivered the Credit
Documents.

          5. The execution and delivery by the Borrower of the Credit Documents to which it is a party do not, and if the Borrower were now to perform its obligations thereunder, such performance would not, result in any:

          (i) violation of the Articles of Incorporation or By-Laws of the Borrower;

          (ii) violation of any existing United States federal or State constitution, statute, regulation, rule, order or law to which the Borrower or its Assets are subject;

          (iii) breach of or default of any material written agreements;

          (iv) creation or imposition of any contractual lien or security interest in, on or against the Borrower's Assets under any material written agreements (except as they may be contemplated by the Credit Documents); or

          (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, the Borrower or its Assets are subject.

       With your permission, we have assumed that the term "material written agreements" used in clauses (iii) and (iv) above includes only those agreements listed as such on Schedule I attached hereto.
                  ----------

       6. No consent, approval, authorization or other action by, or notice to or filing with, any court or administrative or governmental body of the United States or the State is required in connection with the execution and delivery by the Borrower of the Credit Documents to which it is a party or the incurrence by the Borrower of its obligations thereunder, except such consents, approvals, authorizations, registrations or filings as have been made or obtained and are in full force and effect.

        7.  Each Credit Document is enforceable against the Borrower.

        8. To our knowledge, neither the Borrower nor any of the its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        9. To be best of our knowledge, neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935 as amended.

       Based upon the foregoing, and subject to the other exceptions, assumptions and qualifications set forth or incorporated by reference herein, we hereby confirm to you that, to our knowledge, no litigation or other proceedings against the Borrower or any of its Subsidiaries is pending or overtly threatened by written communication to such person except such litigation or other proceeds as are disclosed on Schedule I to the Credit Agreement as in effect on this
                    ----------
date.

       This opinion letter has been delivered solely for the benefit of the addressees and their respective Transferees and counsel (including Jones, Day, Reavis & Pogue) pursuant to the Credit Agreement and may not be relied upon by any other person or entity or for any other purpose without the express written permission of the undersigned.

                                 Very truly yours,

                                                                       EXHIBIT C
                                                                       ---------


                                   OPINION OF
                  JONES, DAY, REAVIS & POGUE, SPECIAL COUNSEL
                                FOR THE AGENT
                                -------------


       [Dated as provided in Section 3.01 of the Credit Agreement]

To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn: Syndications Group

Dear Sirs:

       We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of November 21, 1997, among Equifax Inc., a Georgia corporation (the "Parent"), its Wholly Owned Subsidiaries parties thereto (together with the Parent, in its capacity as a borrower, the "Borrowers"), the banks listed on the signature pages thereof (the "Banks") and Wachovia Bank, N.A., as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

       This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

       We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

       Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower, and the Parent Guaranty by the Parent, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower each Note constitutes a valid and binding obligations of the Borrower, and the Parent Guaranty constitutes a valid and binding obligations of the Parent, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement and the Notes may be further limited by the laws of the State of Georgia; provided, however, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement, the Notes and the Parent Guaranty, except for the economic consequences of any procedural delay which may result from such laws.

  In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Agent or any of the Banks.

  This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                            Very truly yours,

                                                                       EXHIBIT D
                                                                       ---------

                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

                           Dated __________ __, ____

       Reference is made to the Credit Agreement dated as of November 21, 1997 (together with all amendments and modifications thereto, the "Credit Agreement") among Equifax Inc., its Wholly Owned Subsidiaries parties thereto (the "Borrowers"), the Banks from time to time parties thereto and Wachovia Bank, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _______________________________________________________ (the "Assignor")
and ________________________________________ (the "Assignee") agree as follows:

       1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _____% interest (which on the Effective Date hereof is $__________) in the Assignor's Commitment and a ______ interest (which on the Effective Date hereof is $_______________) in the Syndicated Loans and Money Market Loans owing to the Assignor and a ___% interest in the Notes held by the Assignor (which on the Effective Date hereof is in the amount and the Dollar Equivalent of $__________).

       2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of Syndicated Loans owing to it is $_____________ [the aggregate principal amount of Dollar Money Market Loans owing to it is $_________________ and the aggregate principal amount of Foreign Currency Money Market Loans owing to it is the Dollar Equivalent of $________] (without giving effect to assignments thereof which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for [(x)] a new Syndicated Dollar Note dated ________________, ____ in the principal amount of $________, a new Syndicated Foreign Currency Note dated ________________, ___, a new Dollar Money Market Note dated _________,_____, and a new Foreign Currency Money Market Note dated __________, ____, each payable to the order of the Assignee [and (y) a new Syndicated Dollar Note dated ________________, ____ in the principal amount of $_____________, a new
Syndicated Foreign Currency Note dated _______________, ____, a new Dollar Money Market Note dated _____________, ____ and a new Foreign Currency Money Market Note dated ________________, ____, each payable to the order of the Assignor].

  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action
(viii) makes the representation and warranty contained in Section 9.18 of the Credit Agreement [, and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

       4. The Effective Date for this Assignment and Acceptance shall be __________, ____ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower.

       5. Upon such execution and acceptance by the Agent [and execution by the Parent] [If required by the Credit Agreement], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

       6. Upon such execution and acceptance by the Agent [and execution by the Parent] [If required by the Credit Agreement], from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

       7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                             [NAME OF ASSIGNOR]


                             By:___________________________
                                Title:


                             [NAME OF ASSIGNEE]


                             By:___________________________
                                Title:

                             Lending Office:
                             [Address]

                             WACHOVIA BANK, N.A.,
                             As Agent

                             By:__________________________
                                Title:


                             [EQUIFAX INC.]
                             IF REQUIRED BY THE CREDIT AGREEMENT.

                             By:__________________________
                                Title:

                                                                       EXHIBIT E
                                                                       ---------


                              NOTICE OF BORROWING
                              -------------------



                          _____________________, 199__


Wachovia Bank, N.A., as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention:  Syndications Group

     Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of November 21, 1997 by and among Equifax Inc., its Wholly Owned Subsidiaries parties thereto, the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent.

Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

     This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

     On behalf of [INSERT NAME OF BORROWER], the Parent hereby requests a [Euro-Dollar Borrowing] [Base Rate Borrowing] [Swing Loan Borrowing] [Syndicated Foreign Currency Borrowing] [specify Foreign Currency] in the aggregate principal amount [Dollar Equivalent] of $___________ to be made on ______________, _____, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans][Syndicated Foreign Currency Loans]. The duration of the Interest Period with respect thereto (other than Swing Loan Borrowings bearing interest at the Wachovia Alternative Rate which have an Interest Period of 5 Domestic Business
Days) shall be [1 month] [2 months] [3 months] [6 months] [30 days]. The Borrowing requested hereunder for [insert name of Borrower] shall be advanced to such Borrower in [insert name of country from Foreign Jurisdiction Letter].

     The Aggregate Outstanding Loans on the date hereof, without giving effect to the Borrowing requested hereby, is [less than] [equal to or greater than] 66 2/3% of the Aggregate Commitments.

     The Parent's current Debt Rating is [_________].

     The Borrower, through the Parent, has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this _____ day of ___________, _____.


                              EQUIFAX INC.


                              By:_______________________________
                                 Title:

                                                                       EXHIBIT F
                                                                       ---------


                             COMPLIANCE CERTIFICATE
                             ----------------------

          Reference is made to the Credit Agreement dated as of November 21, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Equifax Inc., its Wholly Owned Subsidiaries parties thereto, the Banks from time to time parties thereto, Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

          Pursuant to Section 5.01(c) of the Credit Agreement, (i) _______________, the duly authorized ____________________ of Equifax Inc. hereby certifies to the Agent and the Banks as required by Section 5.01(c) that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of __________, ____, and (ii) ____________________, the
duly authorized ______________________________ of Equifax Inc. hereby (A) certifies to the Agent and the Banks as required by Section 5.01(c) that to the knowledge of such officer, no Default is in existence on and as of the date hereof and (B) restates and reaffirms as required by Section 5.01(c) that to the knowledge of such officer, the representations and warranties contained in
Article IV of the Credit Agreement are true on and as of the date hereof (x) as stated as to representations and warranties which contain materiality limitations, and (y) and in all material respects as to all other representations and warranties.

          Dated this _____ day of ____________, 199/200__.

                              EQUIFAX INC.



                              By:_______________________________
                                 Title:

                             COMPLIANCE CHECK LIST
                                  Equifax Inc.
                           --------------------------


                               [TO BE COMPLETED]

                                                                       EXHIBIT G
                                                                       ---------
                              CLOSING CERTIFICATE
                              -------------------

     Reference is made to the Credit Agreement (the "Credit Agreement") dated as of November 21, 1997, among Equifax Inc., its Wholly Owned Subsidiaries parties thereto, the Banks listed therein, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

     Pursuant to Section 3.01(e) of the Credit Agreement, _____________________________, the duly authorized ____________________ of
Equifax Inc. hereby certifies to the Agent and the Banks as required by Section 3.01(e) that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof (x) as stated as to representations and warranties which contain materiality limitations, and (y) and in all material respects as to all other representations and warranties.

     Certified as of this 21st day of November, 1997.

                                    EQUIFAX INC.



                                    By:___________________________
                                       Printed Name:______________
                                       Title:_____________________

                                                                       EXHIBIT H
                                                                       ---------

                           MONEY MARKET QUOTE REQUEST
                           --------------------------

Wachovia Bank, N.A.,
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention:  Syndications Group

     Re:  Money Market Quote Request
          --------------------------

     This Money Market Quote Request is given in accordance with Section 2.03 of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of November 21, 1997 among EQUIFAX INC, its Wholly Owned Subsidiaries parties thereto, the Banks from time to time parties thereto, and WACHOVIA BANK, N.A., as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

     The Parent, on behalf of the Borrower listed below, hereby requests that the Agent obtain quotes for a Money Market Borrowing based upon the following:

     1. The Borrower for the requested Money Market Borrowing is
     _______________________, a __________________ corporation, and the proposed date of the Money Market Borrowing shall be ______________, ____ (the "Money Market Borrowing Date")./1/*

     2. The Money Market Borrowing shall be [a Dollar Money Market Borrowing] [a Foreign Currency Money Market Borrowing to be made in the following Foreign
     Currency: ______________].

     3. The aggregate amount of the [Dollar Money Market Borrowing] [Foreign Currency Money Market Borrowing] shall be [[__]______________________, being the Dollar Equivalent of] $______________________./2/

     4. The Stated Maturity Date(s) applicable to the Money Market Borrowing shall be ______ days./3/

------------------------

* All numbered footnotes appear on the last page of this Exhibit H.
                                                         ---------

                                    Very truly yours,

                                    EQUIFAX INC., on behalf of the
                                    above named Borrower.


                                    By:
                                       ----------------------------------
                                       Title:

-------------------
/1/ The date must be a Euro-Dollar Business Day, with respect to a Dollar Money Market Borrowing, or a Foreign Currency Business Day, with respect to a Foreign Currency Money Market Borrowing.

/2/  The amount of the Money Market Borrowing is subject to Section 2.03(a) and
     (b).

/3/ The Stated Maturity Dates are subject to Section 2.03(b)(ii)(B). The Borrower may request that up to 2 different Stated Maturity Dates be applicable to any Money Market Borrowing, provided that (i) each such
                                               --------
     Stated Maturity Date shall be deemed to be a separate Money Market Quote Request and (ii) the Borrower shall specify the amounts of such Money Market Borrowing to be subject to each such different Stated Maturity Date.

                                                                       EXHIBIT I
                                                                       ---------

                               MONEY MARKET QUOTE
                               ------------------

Wachovia Bank, N.A.,
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attention:  Syndications Group

     Re:  Money Market Quote to [name of requesting Borrower]
          ---------------------------------------------------

          This Money Market Quote is given in accordance with Section 2.03(c)(ii) of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of November 21, 1997, among EQUIFAX INC. and its Wholly Owned Subsidiaries parties thereto (the "Borrowers"), the Banks from time to time parties thereto, and WACHOVIA BANK, N.A., as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

          In response to the Money Market Quote Request of Equifax Inc. on behalf of [name of requesting Borrower] dated ___________, ____, we hereby make the following Money Market Quote on the following terms:

     1.   Quoting Bank:

     2.   Person to contact
          at Quoting Bank:

     3.   Date of Money Market Borrowing:/1/*

     4. We hereby offer to make Money Market Loan(s) in the following maximum principal amounts for the following Interest Periods and at the following rates:

    Maximum                  Stated
   Principal                Maturity
    Amount /2/               Date  /3/        Rate Per Annum/4/
  ---------                --------           ---- --- -----



    5.   Applicable withholding taxes, if any:

    6. Total "all-in" rate (excluding the Adjusted IBOR Rate if a Foreign Currency Money Market Borrowing):

------------------------

*   All numbered footnotes appear on the last page of this Exhibit I.
                                                           ---------

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the last sentence of Section 2.03(c)(i) of the Credit Agreement).

                                  Very truly yours,

                                  [Name of Bank]



Dated:                            By:  __________________________
                                        Authorized Officer
---------------------------



------------------------

/1/ As specified in the related Money Market Quote Request.

/2/ The principal amount bid for each Stated Maturity Date may not exceed the principal amount requested. Money Market Quotes must be made for at least
    (x) with respect to a Dollar Money Market Borrowing, $5,000,000 or a larger multiple of $1.000,000 and (y) with respect to a Foreign Currency Money Market Borrowing, the Dollar Equivalent of $5,000,000 or a larger multiple of the Dollar Equivalent of $1,000,000.

/3/ The Stated Maturity Dates are subject to Section 2.03(b)(iii).

/4/ Subject to Section 2.03(c)(ii)(C).

                                                       EXHIBIT J
                                                       ---------

                            FORM OF PARENT GUARANTY
                            -----------------------


         THIS GUARANTY (this "Guaranty") is made as of the 21st day of November, 1997, by EQUIFAX INC., a Georgia corporation (the "Guarantor") in favor of the Agent, for the ratable benefit of the Banks, under the Credit Agreement referred to below;

                              W I T N E S S E T H

         WHEREAS, pursuant to a Credit Agreement dated as of even date herewith (as amended or modified from time to time, the "Credit Agreement"), the Guarantor, as a Borrower, its Wholly Owned Subsidiaries parties thereto, as Borrowers thereunder from time to time (all such Borrowers, other than the Guarantor, being collectively or individually, as the context shall require, referred to as the "Principal" or the "Principals"), the Banks parties thereto from time to time, and WACHOVIA BANK, N.A., as Agent (the "Agent"), the Banks have provided, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Principals and the Guarantor for the benefit of the Principals and of the Guarantor;

         WHEREAS, it is a condition precedent to the Agent and the Banks executing the Credit Agreement that the Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Principals under the Credit Agreement, the Notes and the other Loan Documents; and

         WHEREAS, in consideration of the financial and other support that the Principals have provided, and such financial and other support as the Principals may in the future provide, to Guarantor, and in order to induce the Banks and the Agent to enter into the Credit Agreement, the Guarantor is willing to guarantee the obligations of the Principals under the Credit Agreement, the Notes, and the other Loan Documents;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  Definitions.  Terms defined in the Credit Agreement and not
                     -----------
otherwise defined herein have, as used herein, the respective meanings provided for therein.

         SECTION 2.  Representations and Warranties.  The Guarantor incorporates
                     ------------------------------
herein by reference as fully as if set forth herein all of its representations and warranties contained in Article V of the Credit Agreement (which representations and warranties shall be deemed to have been renewed by the Guarantor upon each Borrowing under the Credit Agreement).

         SECTION 3.  The Guaranty.  The Guarantor hereby unconditionally and
                     ------------
irrevocably guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Principals pursuant to the Credit Agreement, and the full and punctual payment when due of all other amounts payable by the Principals under the Credit Agreement and the other Loan Documents, including without limitation, all fees, costs, expenses, compensation amounts and indemnification amounts (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principals to pay punctually any such amount when due, the Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the relevant place and in the manner and relevant currency specified in the Credit Agreement, the relevant Note or the relevant Loan Document, as the case may be, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the Default Rate as provided in the Credit Agreement.

         SECTION 4.  Guaranty Unconditional.  The obligations of the Guarantor
                     ----------------------
hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

              (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Principals under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

              (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

              (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principals under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations;

              (iv) any change in the corporate existence, structure or ownership of the Principals or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principals, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principals, or any other guarantor of any of the Guaranteed Obligations;

              (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Principals, any other guarantor of any of the Guaranteed Obligations, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

              (vi) any invalidity or unenforceability relating to or against the Principals, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other Guaranty, or the lack of legal existence of any Principal, or any provision of applicable law or regulation purporting to prohibit or make illegal the payment by the Principals, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principals under the Credit Agreement, the Notes, or any other Loan Document, or the performance of any other obligation or undertaking of any of the Principals under the Credit Agreement, any other Loan Document, or any other Guaranty or otherwise making any of the Guaranteed Obligations irrecoverable from any of the Principals for any reason;

              (vii) any law, regulation, order, decree or directive (whether or not having the force of law) or any interpretation thereof, now or hereafter in effect in any jurisdiction, that purports to modify any of the terms of or rights of any Bank with respect to any Guaranteed Obligation or under the Credit Agreement or any other Loan Document or this Guaranty, including without limitation any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation other than strictly in accordance with the terms of the Credit Agreement or any other Loan Document (such as by the tender of a currency other than the relevant Foreign Currency) or that restricts the procurement of the Foreign Currency by any Borrower or the Guarantor, or any agreement, whether or not signed by or on behalf of any Bank, in connection with the restructuring or rescheduling of public or private obligations in any Borrower's country, whether or not such agreement is stated to cause or permit the discharge of the Guaranteed Obligations prior to the final payment in full of the Guaranteed Obligations in the relevant Foreign Currency in strict accordance with the Credit Agreement or other Loan Documents; or

              (viii) any other act or omission to act or delay of any kind by the Principals, any other guarantor of the Guaranteed Obligations, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

         SECTION 5.  Discharge Only Upon Payment In Full; Reinstatement In
                     -----------------------------------------------------
Certain Circumstances.  The Guarantor's obligations hereunder shall remain in
---------------------
full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principals under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principals or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 6.  Waiver of Notice by the Guarantor.  The Guarantor
                     ---------------------------------
irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principals, any other guarantor of the Guaranteed Obligations, or any other Person.

         SECTION 7.  Stay of Acceleration.  If acceleration of the time for
                     --------------------
payment of any amount payable by the Principals under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Principals, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.

         SECTION 8.  Notices.  All notices, requests and other communications to
                     -------
any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 9.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 72 hours after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

         SECTION 9.  No Waivers.  No failure or delay by either Agent or any
                     ----------
Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.  Successors and Assigns.  This Guaranty is for the benefit
                      ----------------------
of the Agent and the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantor without the prior written consent of the Agent and the Required Banks, and shall be binding upon the Guarantor and its successors and permitted assigns.

         SECTION 11.  Changes in Writing.  Neither this Guaranty nor any
                      ------------------
provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Agent with the consent of the Required Banks.

         SECTION 12.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
                      ---------------------------------------------------------
TRIAL.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
-----
LAW OF THE STATE OF GEORGIA. EACH OF THE GUARANTOR AND THE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE OF GEORGIA, THE COURTS THEREOF SITTING IN FULTON COUNTY, GEORGIA AND THE UNITED STATES DISTRICT COURTS SITTING IN FULTON COUNTY, GEORGIA, AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH

A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTOR AND THE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 13.  Taxes, etc.  All payments required to be made by the
                      -----------
Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority as required pursuant to Sections 2.12(d) of the Credit Agreement.

         SECTION 14.  Failure to Pay in Foreign Currency. With respect to any of
                      ----------------------------------
the Guaranteed Obligations which were advanced under the Credit Agreement in a Foreign Currency, the Guarantor agrees to make any payments required by it hereunder in connection therewith in such Foreign Currency. If the Guarantor is unable for any reason to effect payment in a relevant Foreign Currency as required by this Guaranty or if the Guarantor shall default in the Foreign Currency, each Bank may, through the Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which the Guarantor shall make such payment in Dollars, the Guarantor agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof.

         SECTION 15.  Judgment Currency. If for the purpose of obtaining
                      -----------------
judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency, the rate of exchange used shall be the Agent's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Foreign Currency Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Guarantor in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Foreign Currency Business Day following receipt by the Agent of any payment in a currency other than the relevant Foreign Currency the Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, the Guarantor shall indemnify the Banks for the shortfall.

         SECTION 16.  Subrogation.  The Guarantor hereby agrees that it will not
                      ------------
exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, unless and until all of the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the date first above written.


                             EQUIFAX INC.


                             By: _____________________________
                                 Title:

                             -----------------------------------
                             -----------------------------------
                             Attention:  _______________________
                             Telecopier number: ________________
                             Confirmation number: ______________

                                                                       EXHIBIT K
                                                                       ---------

                     BORROWER ACKNOWLEDGMENT AND AGREEMENT
                     -------------------------------------

     As of the _____ day of ________________________, the undersigned (the
"Additional Borrower"), a wholly-owned subsidiary of Equifax Inc. (the "Parent"), hereby elects, under Section 2.14 of that certain $750,000,000 Credit Agreement dated as of November 21, 1997, by and among the Parent, certain of the Parent's other subsidiaries, the Banks listed therein, and Wachovia Bank, N.A. (the "Agent"; as amended or otherwise modified from time to time, the "Credit Agreement") to become a "Borrower" as defined in clause [(ii) or (iii)] of the definition of "Borrower" under Section 1.01 of the Credit Agreement and agrees as such to become hereby subject to all obligations, liabilities, representations, warranties, covenants, terms, conditions, and other provisions applicable to a Borrower under the Credit Agreement. The Additional Borrower delivers this Acknowledgment and Agreement along with: (i) original counterparts hereof to the Agent to be delivered to the Banks, (ii) an original of each of the Notes issued by the Additional Borrower as set forth in Section 3.01(b) of the Credit Agreement, and (iii) other items required by a Borrower to be delivered under Section 3.01 of the Credit Agreement, as the same may be required by the Agent.

          IN WITNESS WHEREOF, the Additional Borrower has caused this Acknowledgment and Agreement to be duly executed, under seal, by its authorized officer as of the day and year first above written.


                              [Additional Borrower]


                              By:
                                  ----------------------------------
                                 Title:


                              --------------------------------------

                              --------------------------------------

                              --------------------------------------
                              Attention:
                                        ----------------------------
                              Telecopier number:
                                                 -------------------
                              Confirmation number:
                                                  ------------------

                                                                       EXHIBIT L
                                                                       ---------

                         BORROWER NOTICE OF WITHDRAWAL
                         -----------------------------


     As of the _____ day of ________________________, the undersigned (the
"Withdrawing Borrower"), a wholly-owned subsidiary of Equifax Inc. (the "Parent"), hereby gives notice to the Agent, under Section 2.14 of that certain $750,000,000 Credit Agreement dated as of November 21, 1997, by and among the Parent, certain of the Parent's other subsidiaries, the Banks listed therein, and Wachovia Bank, N.A. (the "Agent"; as amended or otherwise modified from time to time, the "Credit Agreement") of its intention to withdraw as a "Borrower" under Section 1.01 of the Credit Agreement and that it has made payment in full of all Loans outstanding to the Withdrawing Borrower in immediately available funds (including any amounts owed in connection therewith under Article VIII of the Credit Agreement).

          IN WITNESS WHEREOF, the Withdrawing Borrower has caused this Notice of Withdrawal to be duly executed, under seal, by its authorized officer as of the day and year first above written.


                              [Withdrawing Borrower]


                              By:
                                  ----------------------------------
                                 Title:


                              --------------------------------------

                              --------------------------------------

                              --------------------------------------
                              Attention:
                                        ----------------------------
                              Telecopier number:
                                                 -------------------
                              Confirmation number:
                                                  ------------------

                                                                   Schedule 4.06
                                                                   -------------

                             Compliance with ERISA
                             ---------------------


                        [TO BE COMPLETED BY THE PARENT]

                                                                   Schedule 4.08
                                                                   -------------


                           Consolidated Subsidiaries
                           -------------------------


Name
----
Jurisdiction of Incorporation
-----------------------------



                        [TO BE COMPLETED BY THE PARENT]



              Subsidiaries Which Are Not Consolidated Subsidiaries
              ----------------------------------------------------


Name
----
Jurisdiction of Incorporation
-----------------------------



                        [TO BE COMPLETED BY THE PARENT]

                                                   Schedule 4.14
                                                   -------------

                             Environmental Matters

                        [TO BE COMPLETED BY THE PARENT]

                                                   Schedule 4.15
                                                   -------------

                                 Capital Stock

                        [TO BE COMPLETED BY THE PARENT]

                                                   Schedule 5.12
                                                   -------------

                              Hazardous Materials


                        [TO BE COMPLETED BY THE PARENT]

                                              Schedule 5.18
                                              -------------


Liens existing on the date of this Agreement are as follows:


1. Liens constituting capitalized computer equipment leases of The Equifax Database Company Limited, as debtor, securing 245,356 British pounds sterling.

2. Liens constituting capitalized computer equipment leases of Infocheck Group Limited, as debtor, securing 174,921 British pounds sterling.